                                                                   EXHIBIT 4.19


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                              CLEAN HARBORS, INC.


                     16% SENIOR SUBORDINATED NOTES DUE 2008

                   WITH DETACHABLE WARRANTS FOR COMMON STOCK

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                         SECURITIES PURCHASE AGREEMENT


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                           Dated as of April 12, 2001

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

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of April 12, 2001, is among CLEAN HARBORS, INC., a Massachusetts corporation (together with its successors and assigns, the "COMPANY"), and the institutional investors identified on ANNEX 1 (the "PURCHASERS").

                                    RECITAL

     The Company desires to sell to the Purchasers and the Purchasers are willing to purchase upon and subject to the terms and conditions of this Agreement, Thirty-Five Million Dollars ($35,000,000) in aggregate original principal amount of the Company's 16% Senior Subordinated Notes due 2008, with detachable warrants entitling the holders to purchase, in the aggregate, 1,519,020 shares of common stock, $.01 par value of the Company (the "COMMON STOCK") at the time of issue.

                                   AGREEMENT

     NOW, THEREFORE,  it is agreed:

     1.   AUTHORIZATION; RANKING.

     1.1  AUTHORIZATION OF ISSUE OF THE NOTES AND WARRANTS.

          (i) The Company will authorize the issue and sale of its 16% Senior Subordinated Notes in the aggregate principal amount of $35,000,000 to be dated the date of issue, to be due on April 30, 2008 and to otherwise be repaid and to bear interest as provided herein, which Notes shall be in the form of EXHIBIT A (the "NOTES").

          (ii) The Company will authorize the issue and sale, pursuant to the Warrant Agreement, of warrants (collectively, the "WARRANTS"; together with the Notes, the "SECURITIES") to be dated the date of issue, entitling the holders thereof to purchase, in the aggregate, 1,519,020 shares of Common Stock of the Company at the time of issue.

     Certain capitalized terms used in this Agreement are defined in SECTION 10; references to a "SCHEDULE", "ANNEX" or an "EXHIBIT" are, unless otherwise specified, to a Schedule, Annex or an Exhibit attached to this Agreement.

     1.2 RANKING. The Notes are expressly subordinated to the Senior Indebtedness as set forth in the Subordination Agreement and will otherwise rank not less than pari passu in priority of payment with each other and all other outstanding Debt of the Company, present or future, except to the extent such other Debt is preferred as a result of being secured (but only to the extent such security is not prohibited by SECTION 6.2 and then only to the extent of such security).

     1.3 INTEREST ON THE NOTES. The Company shall pay to the Holders interest on the unpaid principal amount of the Notes owing to each Holder at the rates, time and manner set forth below.

          (i) RATE OF INTEREST. Each Note shall bear interest on the unpaid principal amount thereof, including accrued interest compounded and added to the principal of each Note pursuant to clause (ii) of this SECTION 1.3, from the date issued through maturity (whether by prepayment, acceleration or otherwise) at the annual rate of 16%.

          (ii) INTEREST PAYMENTS. Interest on each Note shall be payable semi-annually in arrears on October 30th and April 30th of each year (each, an "INTEREST PAYMENT DATE"), commencing on the first of such dates to follow the Closing Date, and upon any prepayment or repayment of such Note. Interest shall be paid as follows:

               (a) on each Interest Payment Date through the Interest Payment Date occurring on October 30, 2006 (1) interest accrued on the Notes since the last Interest Payment Date at an annual rate of 14% shall be paid in cash and (2) interest in excess thereof accrued on the Notes since the last Interest Payment Date shall be compounded, shall be added to and from thereafter shall be deemed to be principal amount outstanding of such Note and shall itself bear interest as provided in clause (i) of this SECTION 1.3 or, at the election of the Company given by irrevocable written notice at least 30 days, and not more than 60 days, prior to an Interest Payment Date, shall be paid in cash;

               (b) on each Interest Payment Date after October 30, 2006, all then accrued interest on each Note shall be due and payable in cash; and

               (c) upon any date on which principal is prepaid or repaid, all accrued interest on the principal amount being prepaid or repaid shall be due and payable in cash.

          (iii) DEFAULT INTEREST. After the occurrence and during the continuance of any default in payment of any amount due on the Notes, the Notes shall bear interest on the unpaid principal amount thereof at a rate per annum (the "DEFAULT RATE") equal to the lesser of, (a) the highest rate allowed by applicable law; or (b) 18%. After the occurrence and during the continuance of any other Event of Default (other than a default in payment on the Notes), at the election of the Required Holders, the Notes shall bear interest on the unpaid principal amount thereof at the Default Rate.

          (iv) COMPUTATION OF INTEREST. Interest on the Notes shall be computed on the basis of a 360-day year and twelve 30-day months. In computing interest on the Notes, the date of the issuance of the Notes shall be included and the date of payment shall be excluded.

     2.   PURCHASE AND SALE OF THE SECURITIES; CLOSING.

     2.1 PURCHASE AND SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, Notes in the principal amount specified below such Purchaser's name in ANNEX 1, at a price equal to 100% of such principal amount. The Warrants will be issued to the Purchasers pro rata in the same proportion as the principal amount of Notes purchased by each Purchaser bears to the aggregate original principal amount of the Notes. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint and no

Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

     2.2 CLOSING. The purchase and sale of the Securities shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109 at a closing (the "CLOSING") to be held on April 30, 2001 or on such other Business Day or at such other place as the Purchasers and the Company may agree (the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser the Securities to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds in accordance with the wiring instructions set forth on ANNEX 2. If at the Closing, the Company fails to tender any Securities to any Purchaser as provided in this
SECTION 2.2, or if any of the conditions specified in SECTION 3 shall not have been fulfilled to a Purchaser's satisfaction, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment.

     2.3 CERTAIN AGREEMENTS OF THE COMPANY AND THE HOLDERS. The Company and each Holder, by such Holder's acceptance of the Notes, acknowledges and agrees that the Company's obligations under this Agreement and the Notes, and all rights and remedies of the Holders under this Agreement, the Subsidiary Guaranties and the Notes, are expressly subordinated to the Bank Debt and all rights of the lenders under the Bank Loan Documents pursuant to the terms of the Subordination Agreement. The Company and the Holders further acknowledge and agree that so long as any portion of the Bank Debt shall remain outstanding, the Notes shall bear the following legend:

     THIS NOTE IS SUBJECT TO A SUBORDINATION AGREEMENT DATED AS OF APRIL 12, 2001 AMONG THE HOLDER, THE COMPANY, THE SUBSIDIARIES, AND CONGRESS FINANCIAL CORPORATION (NEW ENGLAND) WHICH, AMONG OTHER THINGS, SUBORDINATES THE COMPANY'S OBLIGATIONS TO THE HOLDER TO THE COMPANY'S OBLIGATIONS TO THE HOLDERS OF SENIOR INDEBTEDNESS AS DEFINED IN SAID AGREEMENT.

     3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for its Securities is subject to the fulfillment to its satisfaction or its written waiver, on or before the Closing Date, of the following conditions:

     3.1 ARTICLES OF ORGANIZATION AND PROCEEDINGS. On or before the Closing Date, the Articles of Organization of the Company and each other organizational document of the Company and all other proceedings taken or to be taken in connection with the Transaction Documents and all documents incidental hereto and thereto shall be satisfactory in form and substance to the Purchasers, and the Purchasers shall have received the following items, each of which shall be in form and substance satisfactory to the Purchasers and, unless otherwise noted, dated the Closing Date, and in sufficient copies (except for the Securities) for each Purchaser:

          (i) Certified copies of resolutions of the Board of Directors of the Company approving this Agreement, the issuance of Securities, and other Transaction Documents to which the Company is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to this Agreement, the Securities, and each other Transaction Document.

          (ii) A copy of the Articles of Organization and each amendment thereto of the Company, certified (as of a date reasonably near the Closing
     Date) by the Secretary of State of the Commonwealth of Massachusetts as being a true and correct copy thereof.

          (iii) Copies of the By-Laws of the Company certified by the Clerk or an Assistant Clerk as being a true, complete and correct copy as in effect as of the Closing Date.

          (iv)  Copies of certificates (as of a date reasonably near the Closing
     Date) of the Secretary of State of the Commonwealth of Massachusetts, and of each State in which the Company is identified on SCHEDULE 8.1 as being qualified in such State, stating that the Company, is duly qualified and in good standing in such State and, if the form of such certificate so provides, has filed all annual reports required to be filed to the date of such certificate.

          (v) An Officers' Certificate from the Company, dated the Closing Date (and the statements made in such certificate shall be true on and as of the Closing Date) certifying as to (a) the absence of any amendments to its Articles of Organization since the date of the Secretary of State's certificate referred to in subsection (ii) above, (b) the absence of any proceeding for the dissolution or liquidation of the Company, (c) the matters set forth in SECTION 3.4, (d) the absence of any Default or an Event of Default, (e) the names and true signatures of its officers authorized to sign this Agreement, the Securities, each other Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder and (f) the Solvency of the Company and the Consolidated Group both immediately before and immediately after giving effect to consummation of the incurrence of the Bank Debt and the transactions contemplated by the Transaction Documents.

          (vi) Originals of this Agreement, the Securities to be issued to each Purchaser in the respective principal amounts set forth below such Purchaser's name on ANNEX 1 and each other Transaction Document executed by a Senior Officer of the Company to the extent a party thereto.

     3.2 OPINION OF COMPANY COUNSEL. The Purchasers shall have received a favorable opinion, dated the Closing Date and addressed to them, from Davis, Malm & D'Agostine, P.C. counsel to the Company, in the form of EXHIBIT B and such other matters as any Purchaser or Special Counsel may reasonably request in form and substance reasonably acceptable to the Purchasers. To the extent that any opinion referred to in this SECTION 3.2 is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion. The opinions of counsel to the Company and any such other counsel shall be in form and substance reasonably satisfactory to the Purchasers and Special Counsel.

     3.3 OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request and confirmation that Special Counsel has completed a satisfactory review of the environmental permits held by the Company and its Subsidiaries.

     3.4 REPRESENTATIONS AND WARRANTIES AND COMPLIANCE. The representations and warranties contained in SECTION 8 shall be true on and as of the Closing Date after giving effect to the issue and sale of the Securities (and application of the proceeds as contemplated by SECTION 5.9), no Default or Event of Default shall have occurred or be continuing, and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing.

     3.5 PURCHASE PERMITTED BY APPLICABLE LAWS. The offering, issuance, purchase and sale of and payment for, the Securities on the Closing Date on the terms and conditions of this Agreement (including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

     3.6 PRIVATE PLACEMENT NUMBERS. Private Placement Numbers shall have been assigned to the Notes and the Warrants by Standard & Poor's CUSIP Service Bureau.

     3.7 SALE OF ALL SECURITIES. The Company shall have sold to each other Purchaser, and each other Purchaser shall have purchased, the Securities to be purchased by it as set forth in ANNEX 1.

     3.8 CONSENT OF OTHER PERSONS. The Company shall have received all authorizations, consents and approvals necessary in connection with the transactions contemplated hereby, including those identified in SCHEDULE 8.12, in form and substance satisfactory to the Purchasers.

     3.9  PAYMENT OF SPECIAL COUNSEL FEES.  Without limiting the provisions of
SECTION 12.1, the Company shall have paid the reasonable fees, charges and disbursements of Special Counsel (which may include a reasonable reserve for anticipated fees and expenses) to the extent reflected in a statement of Special Counsel rendered to the Company at or before the Closing.

     3.10 GUARANTIES. Each Subsidiary of the Company, other than Northeast Casualty, shall have executed and delivered to the Purchasers a guaranty of all obligations of the Company under the Notes and the other Transaction Documents in the form of EXHIBIT C (each a "SUBSIDIARY GUARANTY" and collectively, including any Subsidiary Guaranties executed after the date hereof pursuant to
SECTION 5.12, the "SUBSIDIARY GUARANTIES").

     3.11 OTHER TRANSACTION DOCUMENTS. The Company shall have executed and delivered to the Purchasers (a) the Registration Rights Agreement in the form of EXHIBIT D (the "REGISTRATION RIGHTS AGREEMENT"); and (b) the Warrant Agreement in the form of EXHIBIT E (the "WARRANT AGREEMENT").

     3.12 BANK LOAN DOCUMENTS. The Purchasers shall have received a complete and correct copy of each of the Bank Loan Documents (including all Exhibits and Schedules thereto), certified in each case by a Senior Officer as being true, complete and correct copies of the executed versions thereof. The Bank Loan Documents shall be in full force and effect and unmodified since the date of this Agreement and the Purchasers shall have received evidence satisfactory to them that the full amount of the Term Loan B (as such term is defined in the Bank Loan Agreement) shall be extended by the Bank simultaneously with the Closing and that the Company has not less than $3,500,000 of undrawn availability under the Revolving Loans (as such term is defined in the Bank Loan Agreement).

     3.13 EXISTING SENIOR NOTES. The contemporaneous redemption in full of the Existing Senior Notes.

     3.14 2000 FINANCIAL STATEMENTS. The Company's auditors shall have released their audit of the Consolidated Group's balance sheet dated as of December 31, 2000 and the related statement of income, retained earnings and cash flows for the 12 months ended on such date in a form containing no material changes from the draft previously delivered to the Purchasers.

     3.15 CLOSING FEE. The Company shall have paid each Purchaser a fee equal to 1% of the principal amount of Notes purchased by such Purchaser.

     4. PREPAYMENT AND REPAYMENT. The Notes may be prepaid only under the circumstances set forth in SECTIONS 4.1 and 4.4 and shall be repaid in accordance with SECTION 4.3 and upon any acceleration of final maturity as provided in SECTION 7.2.

     4.1 OPTIONAL PREPAYMENT OF NOTES AT ANY TIME. The Company may prepay the Notes, in full, or in part in integral multiples of $1,000,000 on any date. Prepayments of the principal of any Notes shall be made together with (a) interest accrued on the principal amount being prepaid to the Settlement Date and (b) the Make Whole Amount.

     4.2 NOTICE OF OPTIONAL PREPAYMENT. The Company shall give each Holder irrevocable written notice of any prepayment to be made pursuant to SECTION 4.1 at least 30 days, and not more than 60 days, prior to the Settlement Date specifying:

          (i) the Settlement Date and the aggregate amount of the Called Principal of the Notes;

          (ii)  that such prepayment is to be made pursuant to SECTION 4.1; and

          (iii) an estimate of the Make Whole Amount payable on the Called Principal of the Notes (calculated as if the date of such notice were the date of prepayment), together with the details of such computation.

     Upon the giving of such notice, the Called Principal of the Notes together with interest accrued thereon to the Settlement Date and the Make Whole Amount shall become due and payable on the Settlement Date.

     4.3 SCHEDULED REPAYMENT OF NOTES. On April 30, 2007 the Company shall repay one half of all outstanding principal of the Notes and on April 30, 2008 (the "MATURITY DATE") the Company shall repay in full all outstanding principal of the Notes. In each case outstanding principal shall include interest deemed to be principal pursuant to clause (a) of SECTION 1.3(II).

     4.4 PREPAYMENT OF NOTES UPON A CHANGE OF CONTROL. The Company shall give written notice (a "CHANGE OF CONTROL NOTICE") to each Holder not less than 30, and not more than 60 days, prior to the occurrence of any event which may reasonably be expected to result in a Change of Control. The Change of Control Notice shall identify the event, the reason why such event may result in or has resulted in a Change of Control and the Persons involved, and shall include such financial and other information as is available to the Company or which may be obtained by the Company with reasonable effort that would be reasonably necessary for a Holder to make an informed decision as to whether to elect to require prepayment of its Notes under this SECTION 4.4 and shall set forth the proposed effective date for, or if the Change of Control has occurred, the actual date, of such Change of Control. Any Holder, by giving written notice to the Company of such election (an "ELECTION NOTICE") not later than 5 Business Days prior to the effective date of such Change of Control, if the Change of Control Notice is given at least 30 days prior to such effective date, shall have the option to require the Company to prepay all of its Notes at 100% of the principal amount thereof plus interest accrued thereon to the Settlement Date and the Make Whole Amount. Once given, any Election Notice may be revoked, by notice, given at any time up to the last date an Election Notice could have been given with respect to the Change of Control Notice. If the proposed terms of a Change of Control change substantially, or if any other event which may result in a Change of Control may or has occurred, the Company shall give each Holder a revised Change of Control Notice and each Holder shall then have another opportunity to elect to require prepayment of its Notes under this SECTION 4.4 by delivering to the Company a new Election Notice or to revoke, by written notice to the Company, any prior Election Notice, not later than 30 days following the date such revised Change of Control Notice is given. The prepayment of a Holder's Notes pursuant to this SECTION 4.4 shall occur on the later of (a) the effective date of such Change of Control or (b) 5 Business Days following the date such Holder's Election Notice is given. Notwithstanding the foregoing, no prepayment shall be required pursuant to this SECTION 4.4 unless a Change of Control occurs or has occurred.

     If the Company fails to give a Change of Control Notice and a Change of Control occurs, or fails to give a proper Change of Control Notice as to a Change of Control which has occurred, any Holder may, at any time after the occurrence of such Change of Control, without waiver of any right on the part of the Holder to accelerate its Notes pursuant to SECTION 7.2, require the Company, on demand pursuant to this SECTION 4.4, to prepay all of such Holder's Notes issued by the Company at 100% of the principal amount thereof plus accrued interest to the Settlement Date and the Make Whole Amount.

     4.5 PAYMENTS PRO RATA; APPLICATION OF PAYMENTS. Upon any prepayment or repayment of the Notes, the principal amount so repaid plus the interest accrued thereon and the Make Whole Amount shall be allocated among the Holders in proportion to the respective outstanding principal amounts of the Notes held by them to which such prepayment or repayment applies.

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

     4.6 RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Affiliates to, prepay or otherwise retire any Note in whole or in part, prior to its stated maturity (other than by prepayment pursuant to SECTION 4.1 or 4.4, scheduled repayment pursuant to SECTION 4.3 or upon acceleration of final maturity pursuant to SECTION 7.2), or purchase or otherwise acquire, directly or indirectly, any Note held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by such Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 10 Business Days from its receipt of such notice to accept such offer. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

     4.7  MANNER OF PAYMENT.

          (i) MANNER OF PAYMENT. Except as specified in clause (a) of SECTION 1.3(II), the Company shall pay all amounts payable with respect to each Note (without any presentment of such Note, unless such payment is the final payment thereon, in which case the original of the Note shall be delivered to the Company promptly thereafter, and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the Holder thereof in any bank in the United States of America as may be designated in writing by such Holder, or in such other manner or to such other address in the United States of America as may be reasonably designated in writing by such Holder. Absent subsequent notice from a Purchaser, ANNEX 1 shall constitute the designation by the Purchasers to the Company with respect to payments to be made to the Purchasers on their Notes. In the absence of a written designation by a Holder, all amounts payable with respect to each Note held by such Holder shall be paid by check mailed and addressed to the applicable Holder at such Holder's Home Office. All payments of principal, interest, Make Whole Amount, Expenses and fees hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim.

          (ii) PAYMENTS DUE ON HOLIDAYS. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment was due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly.

          (iii) PAYMENTS, WHEN RECEIVED. Any payment to be made to the Holders hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available at such Holder's bank prior to 1:00 p.m. local time of such bank.

     4.8  TAXES.

          (i) Any and all payments by the Company hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future Taxes and all liabilities with respect thereto, excluding, (A) in the case of each Holder, net income taxes or withholding obligations therefor that are imposed by the United States and net income taxes (or franchise taxes imposed in lieu thereof) that are imposed on such Holder by the state or foreign jurisdiction under the laws of which such Holder is organized or any political subdivision thereof, and (B) in the case of each Holder, that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) and that does not comply with
     SECTION 4.8(IV), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Holder becomes a Holder, (all such Taxes and liabilities other than those excluded in clauses (A) and (B) being referred to as "COVERED TAXES"). If the Company shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Note to any Holder, (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.8) such Holder receives an amount equal to the sum it would have received had no such deductions been made, (b) the Company shall make such deductions and (c) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (ii) In addition, the Company shall pay any present or future stamp, documentary, excise, property or similar Taxes that arise from or in connection with or as a result of the issuance of the Securities, any payment made hereunder or under the Securities or the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Securities, or any modification, waiver or amendment of this Agreement, the Securities or any other Transaction Document ("OTHER TAXES").

          (iii) Without reduction of the rights under SECTION 4.8(I), the Company shall indemnify each Holder for the full amount of Covered Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
     SECTION 4.8, imposed on or paid by such Holder and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes were correctly or legally imposed. This indemnification shall be made within thirty (30) days from the date such Holder makes written demand on the Company specifying in reasonable detail the basis therefor.

          (iv) Each Holder that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company prior to the Closing Date, or in the case of a Holder that becomes a Holder after the Closing Date, on or prior to the date of such assignment to such Holder, becomes a Holder together with any other certificate or statement of exemption required under the Code to establish that such Holder is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Holder, two accurate and complete original signed copies of IRS Form W-8 or W-8ECI (or successor forms) certifying to such Holder's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note. In addition, each Holder agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company two new accurate and complete original signed copies of IRS Form W-8 or W-8BEN and W-8ECI, or Form W-8 and a Section 4.7(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Holder to a continued exemption from or reduction in United States withholding Tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company of its inability to deliver any such form or certificate. Notwithstanding anything to the contrary contained in SECTION 4.8(I), or in the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar Taxes imposed by the United States (or any political subdivision or taking authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Holder which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes to the extent that such Holder has not provided to the Company IRS Forms that establish a complete exemption from such deduction or withholding and (y) shall be obligated pursuant to SECTION 4.8(I) hereof to gross-up payments to be made to such Holder in respect of income or similar Taxes imposed by the United States unless upon timely notice from the Company, such Holder has not provided to the Company the IRS Forms required to be provided to the Company pursuant to this SECTION 4.8(IV). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this SECTION 4.8, the Company agrees to pay additional amounts and to indemnify each Holder in the manner set forth in
     SECTION 4.8(I) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withhold by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (v) Within thirty (30) days after the date of any payment of Covered Taxes or Other Taxes, the Company shall furnish to the subject Holder a copy of the original receipt, certified as true and correct by a Senior Officer. If the Company determines that no Covered Taxes or Other Taxes are payable in respect thereof, the Company shall furnish, or shall cause such payor to furnish, to the Holders an opinion of counsel or other reasonably satisfactory evidence stating that such payment is exempt from Covered Taxes or Other Taxes.

     4.9 MAKE WHOLE AMOUNT. The Company acknowledges that the Make Whole Amount due at any optional or required prepayment of the Notes (including any prepayment required pursuant to any provision of SECTION 4 or SECTION 7.2) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Notes and is not a penalty.

     5.   AFFIRMATIVE COVENANTS.

     5.1 FINANCIAL AND OTHER REPORTING BY THE COMPANY. The Company will deliver to each Holder:

          (i) as soon as practicable, and in any event not more than 45 days after the end of each Fiscal Quarter (other than the fourth quarter), the unaudited consolidated balance sheet of the Consolidated Group as at the end of such Fiscal Quarter (other than the fourth quarter) and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such Fiscal Quarter and for the Fiscal Year to date, setting forth, in each case in comparative form the amounts set forth for such period(s), figures for the corresponding period(s) in the preceding Fiscal Year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in such certificate) with any changes in accounting policies discussed in reasonable detail, subject to changes resulting from year-end adjustments not material in scope or amount;

          (ii) as soon as practicable, and in any event not more than 90 days after the end of each Fiscal Year, the consolidated balance sheet of the Consolidated Group as of the end of such Fiscal Year and the related consolidated statements of income and retained earnings and of cash flows of the Consolidated Group for such year, and setting forth, in each case, in comparative form, corresponding figures for the preceding Fiscal Year, all in reasonable detail and in accordance with GAAP, and accompanied by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects, the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion;

          (iii) together with each delivery of financial statements of the Consolidated Group pursuant to subsection (ii) of this SECTION 5.1 and within 45 days of the end of each Fiscal Quarter (other than the fourth Fiscal Quarter), a certificate of the chief financial officer of the Company (a) stating that the signer has reviewed the terms of the Transaction Documents and has made, or caused to be made under such signer's supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, of any Default or Event of Default or, if any such Default or Event of Default existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; (b) demonstrating (if applicable, with computations in reasonable detail) compliance by the Company with the provisions of SECTION 6.10; and
     (c) analyzing the principal changes in the results of operations of the Consolidated Group for such Fiscal Year or Fiscal

     Quarter from the results of operations of the Consolidated Group for the immediately preceding Fiscal Year or Fiscal Quarter, if any;

          (iv) together with each delivery of financial statements pursuant to subsection (ii) of this SECTION 5.1, a certificate by the Approved Auditor stating (a) that their audit examination has included a review of the terms of this Agreement as they relate to accounting matters and that such review is sufficient to enable them to make the statement referred to in clause
     (c) of this subsection (iv), (b) whether, in the course of their audit examination, there has been disclosed the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such accountants' certificate) of any condition or event which constitutes a Default or Event of Default under
     SECTION 6.10 and if during their audit examination there has been disclosed (or if they have knowledge of) such a condition or event, specifying the nature and period of existence thereof (it being understood, however, that such accountants shall not be liable to any Person by reason of their failure to obtain knowledge of any Default or Event of Default which would not be obtained in the course of an audit conducted in accordance with generally accepted auditing standards), and (c) that based on their annual examination nothing came to their attention which causes them to believe that the information contained in the certificate of the chief financial officer of the Company delivered therewith pursuant to subsection (iii) of this SECTION 5.1 is not correct or that the matters set forth in such certificate are not stated in accordance with the terms of this Agreement;

          (v) promptly after receipt thereof by the Company, copies of all management letters, if any, submitted to any member of the Consolidated Group by independent public accountants or consultants in connection with each annual, interim or special audit of the books of the Consolidated Group;

          (vi) promptly after any Senior Officer obtains actual knowledge (a) of any Default or Event of Default, (b) that any Holder has given notice to the Company or taken any other action with respect to a claimed Default or Event of Default under this Agreement, or (c) that any Person has given any notice to the Company or any other member of the Consolidated Group or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection (iii) of SECTION 7.1, an Officers' Certificate specifying the nature and period of existence of any such Default or Event of Default, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company or such member has taken, is taking or proposes to take with respect thereto;

          (vii) promptly, and in any event within 5 days after any Senior Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any of their ERISA Affiliates proposes to take with respect thereto:

               (a) with respect to any Plan, any "reportable event" (as defined in section 4043(b) of ERISA) for which notice thereof has not been waived pursuant to regulations of the DOL or "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the Code) in connection with any Plan or any trust created thereunder; or

               (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, and any distress termination notice delivered to the PBGC under section 4041 of ERISA in respect of any Plan, and any determination of the PBGC in respect thereof;

               (c) the placement of any Multiemployer Plan in reorganization status under Title IV of ERISA, any Multiemployer Plan becoming "insolvent" (as such term is defined in section 4245 of ERISA) under Title IV of ERISA, or the whole or partial withdrawal of the Company or any of their ERISA Affiliates from any Multiemployer Plan and the withdrawal liability incurred in connection therewith; or

               (d) any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any of its ERISA Affiliates, or the imposition of any Lien on any of the rights, properties or assets of the Company or any of their ERISA Affiliates, pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (viii) (a) promptly after transmission thereof, copies of all financial statements, proxy statements, notices and reports as the Company shall send or make available to its stockholders or holders of public debt and copies of all registration statements (with exhibits), prospectuses and all periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by the Company to the public concerning material developments and (b) promptly after receipt thereof, copies of any reports, statements and notices the Company may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange;

          (ix) promptly after the commencement of any action or proceeding relating to any member of the Consolidated Group in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, a notice specifying the nature and period of existence thereof and what action such member has taken, is taking or proposes to take with respect thereto; and

          (x) with reasonable promptness, such other information and data with respect to any member of the Consolidated Group or relating to the ability of the Company to perform its obligations under the Transaction Documents as may from time to time be reasonably requested by any Holder.

     5.2 INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Security.

     5.3 INSPECTION OF PROPERTY. Each member of the Consolidated Group will permit the representatives of any Holder to visit and inspect any of its Properties, to examine its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its and each other member's officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Consolidated Group) all at such reasonable times and as often as may be reasonably requested in advance. At all times during which there exists a Default or Event of Default, any reasonable out-of-pocket expenses incurred by the Holders in connection with this SECTION 5.3 shall be paid by the Company in accordance with SECTION 12.1.

     5.4 EXISTENCE, ETC. Except as otherwise specifically permitted by this Agreement, each member of the Consolidated Group will at all times preserve and keep in full force and effect its existence as a corporation or other legal entity, and rights and franchises material to its business, and qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

     5.5  PAYMENT OF TAXES AND CLAIMS.

          (i) Each member of the Consolidated Group will file all Tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its Properties or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, provided, that no such Tax or claim need be paid if (a) it is being actively contested in good faith by appropriate proceedings and if adequate surety bonds or reasonable reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim is not expected, if such contest were adversely determined, to have a Material Adverse Effect.

          (ii) No member of the Consolidated Group will consent to or permit the filing of or be a party to any consolidated income tax return on its behalf or on behalf of any member of the Consolidated Group with any Person (other than a consolidated return that includes solely the Consolidated Group).

     5.6 COMPLIANCE WITH LAWS, ETC. Each member of the Consolidated Group will comply with all applicable laws, rules, regulations and orders of any Governmental Authority to which it is subject, and obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its Properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations in the aggregate do not, and could not reasonably be expected to, have a Material Adverse Effect.

     5.7 MAINTENANCE OF PROPERTIES AND LEASES. Each member of the Consolidated Group will maintain, in good repair and working order and condition (ordinary wear and tear and obsolescence excepted) all Properties used in the Consolidated Group's business (except to the extent the failure to so maintain, repair and keep in good working order does not, and is not reasonably expected to, have a Material Adverse Effect), and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed and comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties (except to the extent the failure to do so does not, and is not reasonably expected to, have a Material Adverse Effect).

     5.8 INSURANCE. Each member of the Consolidated Group will maintain, with financially sound and reputable insurers, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as is reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated.

     5.9 USE OF PROCEEDS. The Company will use the proceeds it receives from the sale of the Notes only for repayment of the Existing Senior Notes and for working capital and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under SECTION 8.10.

     5.10 ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION.

     5.10.1 Each member of the Consolidated Group will (a) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain individually or in the aggregate do not, and could not reasonably be expected to have, a Material Adverse Effect, and (b) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to it or in any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to it, except to the extent of noncompliance which, in the aggregate, does not, and could not reasonably be expected to, have a Material Adverse Effect, and (c) operate all property owned or leased by it such that no claims or obligations, including clean-up obligations, which in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (1) it is being actively contested in good faith by appropriate proceedings and (2) adequate surety bonds or such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

          5.10.2 Each member of the Consolidated Group will defend, indemnify and hold the Purchasers, each Holder and their respective affiliates, employees, agents, officers and directors harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to any member of the Consolidated Group (whether or not such noncompliance constitutes a violation of the other covenants set forth in this SECTION 5.10) or any orders, requirements or demands of any Governmental Authority related thereto, including, with limitation, reasonable attorney's and consultants' fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     5.11 MAINTENANCE OF BOOKS AND RECORDS. Each member of the Consolidated Group will: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this SECTION 5.11 shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions. Notwithstanding the foregoing, the members of the Consolidated Group may make adjustments and changes in the manner in which their books and records are kept, provided, that:

               (a) all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of such member or its predecessor;

               (b) each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by subsection (i) of SECTION 5.1 for the Fiscal Quarter in which such change occurred, and together with the financial statements required by subsection (ii) of SECTION 5.1, a year-end listing and description of all such changes and adjustments and the effect thereof by the chief financial officer of the Company;

               (c) the financial covenants and ratios set forth in SECTION 6.10 shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto; and

               (d) the Company may not change its Fiscal Year unless and until the Required Holders have consented thereto, such consent not to be unreasonably withheld, delayed or conditioned.

     5.12 SUBSIDIARY GUARANTIES. The Company will cause each of its Subsidiaries, other than Northeast Casualty, hereafter existing to guaranty the obligations of the Company under this Agreement, the Notes and the other Transaction Documents by executing and delivering to each Holder contemporaneously with the organization or acquisition of such Subsidiary, a Subsidiary Guaranty accompanied by copies of the organizational documents of such Subsidiary and corporate resolutions (or equivalent) authorizing such transaction, in each case certified as true and correct by an appropriate officer of such Subsidiary and such opinions of counsel with respect thereto as the Required Holders reasonably request.

     5.13 BOARD VISITATION RIGHTS. While any of the Notes shall remain outstanding, the Required Holders shall be entitled to designate one representative who is reasonably acceptable to the Company who shall receive prior notice of and shall have the right to attend or participate telephonically in any meetings of the Board of Directors or any committee thereof.

     6.   NEGATIVE COVENANTS.

     6.1 INDEBTEDNESS. After the Closing, no member of the Consolidated Group will create, incur, assume or permit to exist (regardless of when incurred) any Debt, except:

     6.1.1 the Senior Indebtedness;

     6.1.2 the Notes;

     6.1.3 Debt existing on the date hereof which is set forth in SCHEDULE 6.1 and has been designated on such schedule as Debt that will remain outstanding following the Closing (such Debt, "EXISTING DEBT"), and any extension, renewal, refunding or replacement of any such Debt that does not increase the principal amount thereof;

     6.1.4 Debt of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor except that the aggregate amount of all Debt of Northeast Casualty to the other members of the Consolidated Group at any time shall not exceed $500,000;

     6.1.5 other Debt of the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capitalized Lease Obligations and/or secured by Liens permitted under SECTION 6.2.8, in an aggregate principal amount at any time outstanding not in excess of $1,000,000 (which amount shall include Existing Debt consisting of Capitalized Lease Obligations or Debt secured by Liens permitted under SECTION 6.2.8) at any one time outstanding;

     6.1.6 Subordinated Debt;

     6.1.7 Guarantees permitted under SECTION 6.3; and

     6.1.8 other unsecured Debt not expressly permitted under SECTIONS 6.1.1 through 6.1.6 in an aggregate amount not to exceed $1,000,000 at any time.

     6.2 LIENS. No member of the Consolidated Group will create, incur, assume or permit to exist any Lien on any Property now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called "PERMITTED LIENS"):

     6.2.1 Liens created under the Bank Loan Documents and any Refinancing Debt Documents;

     6.2.2 any Lien on any Property existing on the date hereof and set forth in
SCHEDULE 6.1 provided that (i) after the Closing Date such Lien is not extended to any other property or asset and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

     6.2.3 Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or (in the case of property taxes and assessments not exceeding $200,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Consolidated Group in accordance with GAAP;

     6.2.4 landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Debt, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under SECTION 7.1(XIII);

     6.2.5 pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     6.2.6 easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property or materially interfere with the ordinary conduct of the business of any member of the Consolidated Group;

     6.2.7 Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings; and

     6.2.8 Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by a member of the Consolidated Group after the Closing Date, provided that (A) such Liens secure solely Debt (including Capitalized Lease Obligations) permitted under SECTION 6.1.5, (B) such Liens and the Debt secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time such member acquired such fixed or capital asset, (C) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other Property of any other member of the Consolidated Group.

     6.3 CONTINGENT LIABILITIES. No member of the Consolidated Group will Guarantee the Debt or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

     6.3.1 endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     6.3.2 Guarantees of obligations of a member of the Consolidated Group to the extent constituting Debt incurred under the Bank Loan Agreement or the Transaction Documents (provided that the other members of the Consolidated Group shall not guarantee, in the aggregate, more than $500,000 of Debt of Northeast Casualty at any time);

     6.3.3 Guarantees and letters of credit in effect on the date hereof which are disclosed in SCHEDULE 6.1, and any replacements thereof in amounts not exceeding such Guarantees; and

     6.3.4 obligations in respect of letters of credit issued under the Bank Loan Agreement.

     6.4  FUNDAMENTAL CHANGES; ASSET SALES.

     6.4.1 No member of the Consolidated Group will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve (or suffer any liquidation or dissolution). No member of the Consolidated Group will acquire any business or Property from, or capital stock of, or other equity interests in, or be a party to any acquisition of, any Person except for purchases of Property to be used in the ordinary course of business, Investments permitted under SECTION 6.5 and Capital Expenditures. No member of the Consolidated Group will form or acquire any Subsidiary after the Closing Date unless such Subsidiary has entered into a Subsidiary Guaranty pursuant to
SECTION 5.12.

     6.4.2 No member of the Consolidated Group will convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding obsolete or worn-out property (including leasehold interests), tools or equipment no longer used or useful in its business and any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms, provided that each may sublease real property to the extent such sublease would not interfere with the operation of the business of any member of the Consolidated Group.

     6.4.3 Notwithstanding the foregoing provisions of this SECTION 6.4:

          (i) any Subsidiary (other than Northeast Casualty) may be merged or combined with or into any Subsidiary Guarantor or the Company; provided that if any such transaction shall be between a Subsidiary and the Company or a Wholly-Owned Subsidiary, the Company or such Wholly-Owned Subsidiary, as applicable, shall be the continuing or surviving corporation;

          (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary (provided that no member of the Consolidated Group shall transfer any Property to Northeast Casualty other than Debt permitted under SECTION 6.1.4, Guarantees permitted under SECTION
     6.3.2 and Investments permitted under SECTION 6.5.1);

          (iii) any Wholly-Owned Subsidiary (other than Northeast Casualty) may be merged or combined with any other Person not a Subsidiary if (a) such Wholly-Owned Subsidiary is the surviving entity, (b) immediately after giving effect to such transaction, such Wholly-Owned Subsidiary will not be liable with respect to any Debt, or its property subject to any Lien, which it could not incur or become liable for or allow its property to be or become subject to, under this Agreement on the date of such merger or combination, (c) after giving effect to such merger or combination the Consolidated Group would, if such merger or combination occurred on the last day of the most recently ended Fiscal Quarter, have been in compliance with its financial covenants set forth in SECTION 6.10, and (d) immediately before and immediately after giving effect to such merger or combination, no Default or Event of Default shall exist; and

          (iv) the capital stock of any Subsidiary may be sold, transferred or otherwise disposed of to the Company or a Wholly-Owned Subsidiary (other than Northeast Casualty).

     6.5  INVESTMENTS; INTEREST RATE PROTECTION PRODUCTS.

     6.5.1 No member of the Consolidated Group will make or permit to remain outstanding any Investment, other than:

          (i) Investments consisting of Guarantees permitted by SECTION 6.3.3 and Debt permitted by SECTION 6.1; loans and advances by the Company to any Wholly-Owned Subsidiary or by any Subsidiary to the Company or another wholly-owned Subsidiary in the ordinary course of business; and capital contributions by the Company to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to a Wholly-Owned Subsidiary; provided that the aggregate amount of all loans, advances, Guaranties and capital contributions made by the Consolidated Group to Northeast Casualty after the Closing Date shall not exceed $500,000;

          (ii)  Permitted Investments; and

          (iii) Checking and deposit accounts with banks used in the ordinary course of business.

     6.5.2 No member of the Consolidated Group will enter into any Interest Rate Protection Product, other than Interest Rate Protection Products required to be entered into under the terms of the Bank Loan Agreement and such other Interest Rate Protection Products entered into in the ordinary course of business to hedge or mitigate risks to which the Consolidated Group is exposed in the normal conduct of its businesses or the management of its liabilities.

     6.6 RESTRICTED JUNIOR PAYMENTS. No member of the Consolidated Group will declare or make any Restricted Junior Payment at any time; provided, however,
(i) that any Subsidiary Guarantor may pay dividends to the Company or any other Subsidiary Guarantor which is a Wholly-Owned Subsidiary (except that no dividends shall be paid to Northeast Casualty); (ii) a member of the Consolidated Group may make regularly scheduled payments of principal and interest on Subordinated Debt if such payments are not otherwise prohibited under the terms under which such Subordinated Debt has been subordinated to the Notes; and (iii) so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, the Company may make required quarterly dividends payable on the Outstanding Preferred Stock.

     6.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no member of the Consolidated Group will directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided that:

          (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of the Company or any Subsidiary, receive reasonable compensation for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause (v) of the definition thereof;

          (ii) each may engage in and continue the transactions with or for the benefit of Affiliates which are referred to in SECTION 6.6 (but only to the extent specified in such section); and

          (iii) each may engage in transactions with Affiliates in the ordinary course of business on terms which are no less favorable to it those likely to be obtained in an arms' length transaction between it and a non-Affiliated third party.

     6.8 RESTRICTIVE AGREEMENTS. No member of the Consolidated Group will, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than the Transaction Documents and the Bank Loan Documents) that prohibits, restricts or imposes any condition upon (a) the ability of any member of the Consolidated Group to pay dividends or other distributions with respect to any shares of their Equity Interests or to make or repay loans or advances to any other member of the Consolidated Group or to Guarantee Debt of any other member of the Consolidated Group; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 8.8 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or Property of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

     6.9  SALE-LEASEBACK TRANSACTIONS; BILL-AND-HOLD SALES, ETC.

     6.9.1 No member of the Consolidated Group will, directly or indirectly, enter into any arrangements with any Person whereby such entity shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

     6.9.2 No member of the Consolidated Group will make any sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale-on-approval, or consignment basis, or any sale on a repurchase or return basis.

     6.10 CERTAIN FINANCIAL COVENANTS. All of the following covenants shall be measured at the end of each Fiscal Quarter, based on the four immediately preceding Fiscal Quarters.

     6.10.1 FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter shall not be less than 1.10 to 1.

     6.10.2 TANGIBLE CAPITAL BASE. The Tangible Capital Base as of the end of each Fiscal Quarter set forth below shall not be less than the amount set forth opposite such Fiscal Quarter below:

       Fiscal Quarter             Minimum Tangible Capital Base Amount
-------------------------------   -------------------------------------
Fiscal Quarter ending 3/31/01                    $27,000,000
Fiscal Quarter ending 6/30/01                    $27,000,000
Fiscal Quarter ending 9/30/01                    $30,500,000
Fiscal Quarter ending 12/31/01                   $33,000,000
Each Fiscal Quarter thereafter                   $35,500,000

     6.10.3 TOTAL LIABILITIES TO TANGIBLE CAPITAL BASE RATIO. The Total Liabilities to Tangible Capital Base Ratio as of the end of each Fiscal Quarter set forth below shall not exceed the ratio set forth opposite such Fiscal Quarter below:

                          Fiscal Quarter                               Ratio
----------------------------------------------------------------     ---------
Fiscal Quarters ending 6/30/01, 9/30/01 and 12/31/01                 3.00 to 1
Fiscal Quarter ending 3/31/02 and each Fiscal Quarter thereafter     2.75 to 1

     6.10.4 CAPITAL EXPENDITURES. Neither the Company nor any Subsidiary Guarantor shall make any Capital Expenditures (including, without limitation, incurring any Capitalized Lease Obligations) during any Fiscal Year which, in the aggregate in any Fiscal Year, exceed 20% of the Tangible Capital Base as of the end of the Fiscal Year then most recently ended.

     6.10.5 MINIMUM EBITDA. EBITDA as at the end of each Fiscal Quarter shall be not less than $18,000,000.

     6.10.6 PRIORITY DEBT TO EBITDA. The Company shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, a ratio of:
(i) Priority Debt as of such date; to (ii) EBITDA of not more than 2.25 to 1.00.

     6.11 LINES OF BUSINESS. No member of the Consolidated Group will engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the members of the Consolidated Group as of the date hereof and businesses substantially related thereto, and (ii) such other lines of business as may be consented to by the Required Holders.

     6.12 OTHER INDEBTEDNESS. No member of the Consolidated Group will purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Subordinated Debt, except to the extent permitted by SECTION 6.6.

     6.13 MODIFICATIONS OF CERTAIN DOCUMENTS. No member of the Consolidated Group will consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Subordinated Debt. Without limiting the generality of the foregoing, no Subsidiary Guarantor will Guarantee any Subordinated Debt without the prior consent of the Required Holders.

     6.14 AMENDMENTS TO SENIOR INDEBTEDNESS DOCUMENTS. No member of the Consolidated Group will enter into or amend any Bank Debt Document or enter into any agreement governing, evidencing or otherwise executed in connection with Refinancing Debt (a "REFINANCING DEBT DOCUMENT"), if such amendment or the terms of such Bank Debt Document or Refinancing Debt Document would (i) directly prohibit the Company or any Subsidiary Guarantor from making payments in respect of the Notes in any manner which is not already specifically prohibited in the Subordination Agreement; (ii) cause the terms and conditions of any financial covenant or defined term used therein in any Bank Loan Document or in any Refinancing Debt Document to be less favorable to the Consolidated Group than those set forth in Section 9.13 through Section 9.14B of the Bank Loan Agreement and the defined terms used therein as of the date hereof or provide for new financial covenants or defined terms which do not correspond to the financial covenants set forth in Section 9.13 through 9.14B of the Bank Loan Agreement and the defined terms used therein as of the date hereof, unless prior to such amendment or agreement taking effect, the Holders are given written notice describing such less favorable or different terms and at the option of the Required Holders, exercised within five (5) Business Days of the Holders' receipt of the notice describing such less favorable or different terms, conforming amendments to this Agreement are made contemporaneously with such amendment or the execution of such agreement; (iii) extend the maturity of any Bank Debt or Refinancing Debt to a date beyond April 30, 2008; (iv) permit the maximum principal amount of the Senior Indebtedness to exceed at any time $65,000,000; or (v) amend the definition of "Collateral" as set forth in the Bank Loan Agreement as in effect as of the date of this Agreement except as may be necessary to conform to amendments to the Uniform Commercial Code.

     6.15 COMPLIANCE WITH ERISA.  The Company and its ERISA Affiliates will not:

          (i) engage in any transaction in connection with which the Company or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to section 502(i) of ERISA or a tax imposed by section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of section 4041(e) of ERISA), which could reasonably be expected to result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under section 4042(b) or (c) of ERISA, incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably e xpected to have in the future, a Material Adverse Effect;

          (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under section 401(a) and section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

          (iii) at any time permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Company and any ERISA Affiliate, or the aggregate liability under Title IV of ERISA incurred by the Consolidated Group and any ERISA Affiliate, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes of subsection (iii) of this SECTION 6.15, the amount of the withdrawal liability of the Company and its ERISA Affiliates at any date shall be the aggregate present value of the amounts claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that no member of the Consolidated Group nor any ERISA Affiliate will have any liability, provided, that the Company shall promptly obtain written advice from independent actuarial consultants supporting such determination. The Company will (x) once in each calendar year, beginning in 2001, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which any member of the Consolidated Group or any ERISA Affiliate is or has been obligated to contribute and (y) transmit a copy of such statement to each Holder, within 15 days after the Company receives the same.
As used in this SECTION 6.15, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

     7.   EVENTS OF DEFAULT.

     7.1 EVENTS OF DEFAULT. If any of the following events shall occur or conditions shall exist and be continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition and continuance shall constitute an "EVENT OF DEFAULT":

          (i) the Company defaults in the payment of any principal or Make Whole Amount on any of the Notes when due; or

          (ii) the Company defaults in the payment of any interest on any of the Notes when due and such default continues for 3 days; or

          (iii) any default by the Company or any member of the Consolidated Group under any Debt in favor of any Person other than the Notes, in any case in an amount in excess of $500,000.00, which default continues unwaived for more than the applicable cure period, if any, with respect thereto, or any default by the Company or any member of the Consolidated Group under any material contract, lease, license or other obligation to any Person pursuant to the Transaction Documents, which default continues unwaived for more than the applicable cure period, if any, with respect thereto; or

          (iv) any representation or warranty made by the Company or any other member of the Consolidated Group in any Transaction Document or in any writing furnished pursuant to a Transaction Document shall be false, incorrect or misleading in any material respect; or

          (v) the Company or any other member of the Consolidated Group fails to perform or observe or comply with any covenant contained in SECTION 5.1, 5.9, 6.1 through 6.14 inclusive; or

          (vi) the Company or any other member of the Consolidated Group fails to perform or observe or comply with any covenant set forth in SECTION 5.2, 5.4, 5.5, 5.6, 5.10, 5.12, 5.13 or 6.15 and such failure shall not be remedied within 30 days after the earlier of (x) actual knowledge by a Senior Officer or (y) notice thereof to the Company from any Holder; or

          (vii) any member of the Consolidated Group fails to perform or observe or comply with any other agreement, term or condition of any of the Transaction Documents (other than as specified in clauses (i), (ii), (v) and (vi)) and such failure shall not be remedied within 30 days from the date of notice thereof to the Company from any Holder; or

          (viii) (a) any Subsidiary Guaranty shall cease to be in full force and effect or shall be declared by a court or other Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against such Subsidiary or (b) the validity or enforceability of any Subsidiary Guaranty against such Subsidiary shall be contested by such Subsidiary, the Company or any of their Affiliates, or (c) any Subsidiary, the Company or any of their Affiliates shall deny that such Subsidiary has any further liability or obligation under its Subsidiary Guaranty; or

          (ix) any member of the Consolidated Group (other than Northeast Casualty) voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets (except, in the case of the voluntary suspension of operation or the liquidation of a Subsidiary, if the Company or a Wholly-Owned Subsidiary continues the business or such liquidation is in favor of the Company or a Wholly-Owned Subsidiary); or

          (x) any member of the Consolidated Group is generally not paying its debts as such debts become due or admits in writing that it is not able to pay its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purpose of any of the foregoing; or

          (xi) a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of any member of the Consolidated Group or for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any member of the Consolidated Group or with respect to any substantial part of any member's Property to take advantage of any bankruptcy or insolvency law of any jurisdiction is filed against any member of the

     Consolidated Group without its consent or other acquiescence and such petition is not dismissed within 60 days or any holder of a Lien on all or substantially all of the assets of the Company or any other member of the Consolidated Group take any action to foreclose on such Lien and such action remains unstayed and in effect for 60 days; or

          (xii) a Governmental Authority enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to any member of the Consolidated Group or with respect to any substantial part of their Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any member of the Consolidated Group without its consent and such order remains unstayed and in effect for 30 days; or

          (xiii) a final judgment or judgments for the payment of money aggregating in excess of $2,000,000 is rendered against one or more members of the Consolidated Group and within 60 days of the entry thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged.

     7.2  ACCELERATION ON EVENT OF DEFAULT.

          (i)    AUTOMATIC. If any Event of Default specified in subsections
     (x), (xi) or (xii) of this SECTION 7.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable in full at 100% of the outstanding principal amount thereof together with interest accrued thereon without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          (ii) BY ACTION OF HOLDERS. If any Event of Default other than those specified in subsections (x), (xi) or (xii) of SECTION 7.1 shall exist, the Required Holders shall have the right to declare all the Notes then outstanding to be immediately due and payable in full at 100% of the outstanding principal amount thereof together with all interest accrued thereon and the Make Whole Amount, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

          (iii) ACCELERATION ON PAYMENT DEFAULT. During the existence of an Event of Default described in subsection (i) of SECTION 7.1 and irrespective of whether the Notes then outstanding shall have become due and payable pursuant to subsections (i) or (ii) of this SECTION 7.2, any Holder who or which shall have not consented to any waiver with respect to such Event of Default may, at its option, declare its Notes to be immediately due and payable in full at 100% of the outstanding principal amount thereof together with all interest accrued thereon and the Make Whole Amount, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     7.3 RESCISSION OF ACCELERATION. At any time after any Note shall have been declared immediately due and payable pursuant to subsection (ii) or (iii) of
SECTION 7.2, the Holders of Notes representing not less than two-thirds of the aggregate outstanding principal amount of the Notes may, by written notice to the Company, rescind and annul any such declaration if (i) the Company shall have paid all interest, principal and Make Whole Amount, payable with respect to any such Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and Make Whole Amount, at the amount specified therein or otherwise in this Agreement, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to SECTION 12.2, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration. Any such action by the Holders of Notes representing not less than two-thirds of the aggregate outstanding principal amount of the Notes shall be binding on all Holders of all such Notes. No such recision or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

     7.4 NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to subsection (ii) or (iii) of
SECTION 7.2, or any such declaration shall be rescinded and annulled pursuant to
SECTION 7.3, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, provided, the failure to give such notice shall not affect the validity of any such declaration, recision or annulment.

     7.5 OTHER REMEDIES, NO WAIVERS OR ELECTION OF REMEDIES. If any one or more Events of Default shall occur and be continuing, irrespective of whether any Notes have become or have been declared immediately due and payable, any Holder may proceed to protect and enforce its rights under the Transaction Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law or by any other appropriate proceeding, whether for specific performance of any covenant or other agreement contained in any Transaction Document or in aid of the exercise of any power granted in a Transaction Document, in such order as the Holder may determine in its sole discretion; provided, that the maturity of a Holder's Notes may be accelerated only in accordance with SECTION 7.2. No remedy conferred in a Transaction Document upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

     8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

     8.1  ORGANIZATION, ETC.

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified, individually and in aggregate, could not reasonably be expected to have a Material Adverse Effect) and has all requisite power and authority to own, operate and lease its property and to carry on its business as now being conducted. The Company has all requisite power and authority to execute, deliver and perform each Transaction Document to which it is a party and to issue and sell the Securities to be issued by it. SCHEDULE 8.1 identifies the Company's and each Subsidiary's correct legal name, the jurisdiction of organization, the jurisdictions in which qualified to do business and its directors and officers.

          (ii) Each Transaction Document has been duly authorized by all necessary action on the part of the Company to the extent a party thereto and has been (or will have been as of the Closing Date) duly executed and delivered by authorized officers of the Company and constitutes (or will constitute upon execution thereof) its legal, valid and binding obligations, enforceable against the Company as applicable in accordance with their respective terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     8.2  STOCK OWNERSHIP.

          (i) The authorized capital stock of the Company will consist, as of the Closing, of (subject to exercises of stock options outstanding as of the date of this Agreement): (a) 20,000,000 shares of Common Stock, of which 11,395,988 shares are issued and 11,395,988 shares are outstanding, and 2,640,227 shares are reserved for issuance to employees pursuant to the plans described in SCHEDULE 8.2; (b) 2,000,000 shares of Series A Convertible Preferred Stock, $.01 par value, of which none are issued or outstanding; and (c) 156,416 shares of Series B Convertible Preferred Stock, $.01 par value, of which 112,000 shares are issued and outstanding. All such shares outstanding on the date hereof have been duly authorized and validly issued and are fully paid and nonassessable.

          (ii) Except as set forth in SCHEDULE 8.2, the Company has no outstanding rights, options, warrants or other agreements which would require it to issue any additional Equity Interests after the Closing Date.

     8.3 FINANCIAL STATEMENTS. The Company has furnished the Purchasers with the Consolidated Group's combined consolidated audited balance sheets dated as of December 31, 1998, December 31, 1999 and December 31, 2000 and the related statements of income, retained earnings and cash flows for the 12 months ended on such dates (which in the case of the 2000 financial statements, are in draft form) (collectively, the "AUDITED FINANCIAL STATEMENTS") and the unaudited combined, consolidated balance sheet of the Consolidated Group as of February 28, 2001 and the related statements of income and cash flows for the 2 months ended on such date (the "UNAUDITED FINANCIAL STATEMENT" and collectively with the Audited Financial Statements, the "FINANCIAL STATEMENTS"). The Audited Financial Statements fairly present in all material respects the combined, consolidated financial condition of the Consolidated Group and the results of its operations and cash flows for the respective periods specified thereby and the Unaudited Financial Statement fairly presents in all material respects the assets and liabilities of the Consolidated Group as of the date thereof. The Financial Statements have been prepared in accordance with GAAP, consistently applied through the periods involved except as set forth in the notes thereto. Except as disclosed in the Unaudited Financial Statement, since January 1, 2001 there have been no developments or changes affecting the business, assets, liabilities, condition (financial or otherwise) of the Consolidated

Group which in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

     8.4 ACTIONS PENDING. Except as set forth in SCHEDULE 8.4, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Company threatened, against any member of the Consolidated Group or in connection with or affecting any of its Properties or rights, by or before any court, arbitrator or administrative body or other Governmental Authority.

     8.5  TITLE TO PROPERTIES.

          (i) Each member of the Consolidated Group has, or will have immediately following the Closing, good and marketable title to all of its assets, subject to no Lien of any kind except Permitted Liens.

          (ii) Each member of the Consolidated Group enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the conduct of its business as now conducted and all such leases are valid and subsisting and are in full force and effect immediately following the Closing;

          (iii) Each member of the Consolidated Group owns, has or enjoys the right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. None of its products infringes in any material respect upon any Intellectual Property owned by any other Person; and

          (iv) To the knowledge of the Company, there is no violation by any Person of any member of the Consolidated Group with respect to any Intellectual Property owned or used by such member.

     8.6 AFFILIATES AND INVESTMENTS IN OTHERS. The Consolidated Group has no Investments in any Person other than Investments permitted under SECTION 6.5.1.

     8.7 TAX RETURNS AND PAYMENTS. Except as set forth on SCHEDULE 8.7, each member of the Consolidated Group has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon it or any of its Properties, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest, those presently being actively contested in good faith and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made and those, the non-payment or non-filing of which, in the aggregate, do not, and could not reasonably be expected to, have a Material Adverse Effect. Except as set forth on SCHEDULE 8.7, the charges, accruals and reserves on the books of the Consolidated Group in respect of any Taxes for all fiscal periods are adequate and the Company knows of no unpaid assessment for additional Taxes for any period or any basis for any such assessment that in the aggregate could reasonably be expected to have a Material Adverse Effect. No charges or Taxes will be imposed by any Governmental Authority on any member of the Consolidated Group on the execution or delivery of the Transaction Documents and the issue and sale of the Securities.

     8.8  CONFLICTING AGREEMENTS AND OTHER MATTERS.

          (i) No member of the Consolidated Group is in violation of any term of its organizational documents, or in violation or breach of any term of any agreement (including its certificate of formation and operating agreement), instrument, order, judgment, decree, statute, law, rule or regulation to which it is a party or to which it or any of its Property is subject other than defaults or violations, which in the aggregate, do not have and could not reasonably be expected to have, a Material Adverse Effect.

          (ii) The execution and delivery of the Bank Loan Documents and the Transaction Documents, and the consummation of the transactions contemplated thereby do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the Properties of any member of the Consolidated Group (other than Liens created pursuant to the terms of the Bank Loan Documents), pursuant to its organizational documents, any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject.

          (iii) Other than the Bank Loan Documents, the Transaction Documents and as described in SCHEDULE 8.8, no member of the Consolidated Group is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter and bylaws) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt by any member of the Consolidated Group.

     8.9 OFFERING OF SECURITIES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Securities for sale to, or solicited any offers to buy any of the Securities from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, each of which has been offered the Securities at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Securities to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, the Securities will not be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

     8.10 REGULATION U, ETC. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System ("MARGIN STOCK"). None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or hereafter in effect.

     8.11 ERISA.

          (i) The Company and each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and are not expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens that in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          (ii) The present value of the aggregate benefit liabilities under each of the Plans that is subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (iv) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Consolidated Group could not reasonably be expected to have a Material Adverse Effect.

          (v) The execution and delivery of the Transaction Documents, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not involve a transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a Tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in subsection (ii) of SECTION 9 as to the source of the funds to be used to pay the purchase price of the Securities.

     8.12 GOVERNMENTAL AND OTHER CONSENTS. Except as set forth in SCHEDULE 8.12, neither the nature of any member of the Consolidated Group nor any of their businesses or Properties, nor any relationship between any member of the Consolidated Group and any other Person, nor any circumstance in connection with, the Bank Loan Documents or any Transaction Document or the offering, issuance, sale or delivery of the Securities is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any Governmental Authority or any other Person, other than where the failure to obtain such authorization, consent, approval, exemption or take action, give notice, or file would not have a Material Adverse Effect.

     8.13 ENVIRONMENTAL MATTERS.  Except as set forth in SCHEDULE 8.13:

          (i) No member of the Consolidated Group has received any notice of any claim, and no proceeding has been instituted raising any claim, against it or any of its real properties or other assets now or formerly owned, leased or operated by it alleging any damage to the environment or violation of any Environmental Laws, except those that, in the aggregate, do not, and could not reasonably be expected to, result in a Material Adverse Effect.

          (ii) There are no facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to the assets now or formerly owned, leased or operated by any member of the Consolidated Group or its use, except those that, in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect.

          (iii) No member of the Consolidated Group has stored any Hazardous Materials on any real properties now or formerly owned, leased or operated by it or disposed of or released any Hazardous Materials in violation of any Environmental Laws, except such that, in the aggregate do not and could not reasonably be expected to result in a Material Adverse Effect.

          (iv) All buildings on all real properties now owned, leased or operated by each member of the Consolidated Group are in compliance with applicable Environmental Laws, except where failures to comply in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect.

          (v) Each member of the Consolidated Group has, or will have as of the Closing, obtained all permits, licenses and other authorizations and has made all filings, registrations and other submittals which are required under all Environmental Laws (except to the extent such failures to have any such permits, licenses or authorizations or to have made any such filings, registrations or submittals in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect) and each member of the Consolidated Group is in compliance with all Environmental Laws and with the terms and conditions of all such permits, licenses, authorizations, filings, registrations and submittals or in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law (except to the extent failures in the aggregate do not, and could not reasonably be expected to, result in a Material Adverse Effect).

     8.14 LABOR RELATIONS. There is not now pending, or to the knowledge of the Company, threatened, any strike, work stoppage, work slow down, or material grievance or other material dispute between any member of the Consolidated Group and any bargaining unit or significant number of its employees. To the knowledge of the Company, there is no existing or imminent effort to organize the employees of any member of the Consolidated Group into a bargaining unit. To the knowledge of the Company, there is no existing or imminent labor disturbance by the employees of any member of the Consolidated Group principal suppliers, contractors or customers that in the aggregate have had, or could reasonably be expected to have, a Material Adverse Effect.

     8.15 FINANCIAL CONDITION. After giving effect to the transactions contemplated hereby and by the Bank Loan Documents, each member of the Consolidated Group will individually and the Consolidate Group on a consolidated basis be Solvent.

     8.16 DISCLOSURE

          (i) The Bank Loan Documents, Transaction Documents, the Financial Statements, and the certificates furnished to the Purchasers pursuant to
     SECTION 3.1 do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

          (ii) There is no material fact known to the Company, with respect to the Consolidated Group, which could reasonably be expected to have a Material Adverse Effect and which has not been described in this Agreement or otherwise disclosed in writing to the Purchasers by the Company.

     8.17 STATUS UNDER CERTAIN FEDERAL STATUTES. The Company is not subject to regulation under the Investment Company Act of 1940, as amended, or the Public Utility Holding Company Act of 1935, as amended. Neither the sale of the Securities hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     8.18 BANK LOAN AGREEMENT; EXISTING DEBT. As of the date of this Agreement the Bank Loan Agreement has been executed and delivered and is in full forces and effect in the form of EXHIBIT F. As of the Closing, no member of the Consolidated Group will be in default and no waiver of any such default will be in effect, in the payment of any principal or interest on any Senior Indebtedness or any Existing Debt and no event or condition will exist as of the Closing with respect to any such Debt that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its regularly scheduled dates of payment.

     8.19 COMPLIANCE WITH LAWS, ETC. Each member of the Consolidated Group is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and each member of the Consolidated Group has, or will have as of the Closing Date, in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to have in effect such licenses, permits, franchises and other governmental authorizations do not, and could not reasonably be expected to, in the aggregate, have a Material Adverse Effect.

     8.20 BROKERS. Other than as described in SCHEDULE 8.20, no broker, finder or other Person performing a similar function has represented the Company or has acted on behalf of the Company in connection with the transactions contemplated hereby. The Company will indemnify and hold each Purchaser harmless from any fees or commissions owed to any Person listed on SCHEDULE 8.20.

     9.   REPRESENTATIONS OF THE PURCHASERS.  Each Purchaser represents that:

          (i) It is an Institutional Investor and is purchasing its Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of its Securities, provided that the disposition of such Purchaser's property shall at all times be within its control, subject to compliance with applicable law. The Company acknowledges that a Purchaser's sale of all or a portion of its Securities to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation;

          (ii) With respect to each source of funds to be used by it to pay the purchase price of its Securities (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

               (a) the Source is an "insurance company general account" within the meaning of DOL Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of section 3(3) of ERISA or section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the Purchaser and, as a result, the purchase is within the terms of such exemption;

               (b) the Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this CLAUSE (B), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund and, as a result, the purchase is within the terms of one of such exemptions; or

               (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) if applicable, the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (c); or

               (d)  the Source is a "governmental plan" as defined in Title I, section 3(32) of ERISA; or

               (e) the Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified to the Company in writing pursuant to this clause (e); or

               (f) the Source does not include "plan assets" as defined in ERISA.

As used in this SECTION 9, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

     10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

     "AFFILIATE" means and includes, at any time, with respect to any Person each other Person (other than one of its Subsidiaries):

               (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person;

               (b) that beneficially owns or holds ten percent (10%) or more of any class of the Voting Stock of such Person;

               (c) ten percent (10%) or more of the Capital Stock (or in the case of a Person that is not a corporation, ten percent (10%) or more of the Equity Interest) of which is beneficially owned or held by such Person; or

               (d)  that is an officer or director of such Person;

at such time; provided, however, that none of the Purchasers nor any of their Affiliates shall be deemed to be an "AFFILIATE," of the Company and no Person holding any one or more of the Notes or Warrants shall be deemed to be an "AFFILIATE" of the Company solely by virtue of the ownership of such securities.

As used in this definition "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Securities Purchase Agreement as it may from time to time be amended in accordance with SECTION 12.2.

     "APPROVED AUDITOR" means Deloitte & Touche, Arthur Andersen LLP, Ernst & Young LLP, KPMG Peat Marwick, Grant Thornton LLP or PricewaterhouseCoopers or such other firm of certified public accountants of national reputation reasonably acceptable to the Required Holders.

     "BANK DEBT" means all liabilities, obligations and indebtedness of the Consolidated Group and its successors and assigns under the Bank Loan Documents.

     "BANK LOAN AGREEMENT" means the Amended and Restated Loan and Security Agreement dated April 12, 2001 by and among the Company, the other Borrowers (as defined therein) and Congress Financial Corporation (New England) as amended, modified and in effect from time to time as permitted by the terms of this Agreement.

     "BANK LOAN DOCUMENTS" means the Bank Loan Agreement and any document, instrument or agreement executed in connection therewith as amended, modified and in effect from time to time as permitted by the terms of this Agreement.

     "BENEFICIALLY OWNS" has the meaning given in Rule 13d-3 of the SEC under the Securities Act.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve is required or authorized to be closed in the Commonwealth of Massachusetts.

     "CALLED PRINCIPAL" means with respect to any Note, the principal amount of such Note which is to be prepaid pursuant to SECTION 4.1 or is required to be prepaid pursuant to SECTION 4.4 or is declared to be immediately due and payable pursuant to SECTION 7.2.

     "CAPITAL EXPENDITURES" means, for any period, the sum for the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures (including the aggregate amount of Capitalized Lease Obligations incurred during such period) made to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP; provided that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event.

     "CAPITAL STOCK" means any class of preferred, common or other capital stock, share capital or similar equity interest of a Person including, without limitation, any partnership interest in any partnership or limited partnership and any membership interest in any limited liability company.

     "CAPITALIZED LEASE" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board, or for which the amount of the asset and liabilities thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "CAPITALIZED LEASE OBLIGATION" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

     "CHANGE OF CONTROL" means (i) the acquisition by any individual other than Alan S. McKim, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of 50% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such shares issuable upon the exercise of options or warrants, the conversion of convertible shares or debt, and the exercise of any similar right to acquire shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or (ii) individuals who, as of the Closing Date, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any individual becoming a director subsequent to the Closing Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Voting Securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%, on a fully diluted basis, of the then outstanding shares of common stock or interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination.

     "CHANGE OF CONTROL NOTICE" has the meaning specified in SECTION 4.4.

     "CLOSING" and "CLOSING DATE" have the meanings specified in SECTION 2.2.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

     "COMPANY" has the meaning specified in the preamble to this Agreement.

     "CONFIDENTIAL INFORMATION" has the meaning specified in SECTION 12.6.

     "CONSOLIDATED GROUP" means, the Company and each of its Subsidiaries.

     "COVERED TAXES" has the meaning specified in SECTION 4.8.

     "DEBT" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses and deferred taxes incurred and paid, in the ordinary course of business; (c) Capitalized Lease Obligations of such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Debt of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (f) net liabilities in respect of Interest Rate Protection Products; and (g) Debt of others Guaranteed by such Person. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

     "DEFAULT" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

     "DEFAULT RATE" has the meaning specified in subsection (iii) of SECTION
1.3.

     "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a quarterly basis) equal to the Discount Rate with respect to such Called Principal.

     "DISCOUNT RATE" means, with respect to the Called Principal of any Note 2.5%, plus the yield to maturity of the Called Principal implied by (a) (i) the yield reported as of 10:00 A.M. (New York City time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on the display designated as "PX-1" of the Bloomberg Financial Markets Screen (or such other display as may replace PX-1 of the Bloomberg Financial Markets Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury securities quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Life.

     "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Company or any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary excluding (a) the granting of Liens pursuant to the Bank Loan Documents and (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Company or any Subsidiary.

     "DOL" means the United States Department of Labor and any successor agency.

     "EBITDA" means, for any period, Net Income (or deficit) of the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP) for such period plus the sum of provision for such period for taxes, Interest Expense, depreciation, amortization and any other non-cash income or charges accrued for such period used in determining Net Income.

     "ELECTION NOTICE" has the meaning specified in SECTION 4.4.

     "ENVIRONMENTAL LAWS" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "EQUITY INTEREST" means as to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of any Capital Stock or other ownership of any profit interest, and any and all warrants, rights, options, obligations or other equity securities of or in such Person, and rights to acquire any of the foregoing, including, without limitation, limited liability company, partnership and joint venture (whether general or limited) interests and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or joint venture, but excluding Funded Debt other than Debt that is convertible into, or exchangeable for, any of the foregoing Equity Interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

     "ERISA AFFILIATE", for Plan purposes, means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under section 414 of the Code.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 7.1.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

     "EXISTING DEBT" has the meaning specified in SECTION 6.1.

     "EXISTING SENIOR NOTES" means the 12.5% Senior Notes of the Company due May 15, 2001 in the aggregate principal amount of $50,000,000, issued under the Indenture dated as of August 4, 1994 between the Company, certain Subsidiaries of the Company and Shawmut Bank, N.A., as Trustee.

     "EXPENSES" has the meaning specified in SECTION 12.1.

     "FISCAL QUARTER" means the Company's fiscal quarters for financial accounting purposes.

     "FISCAL YEAR" means the Company's fiscal year for financial accounting purposes.

     "FIXED CHARGE COVERAGE RATIO" means, as at any date of measurement thereof, the ratio of (a) (i) EBITDA for the period of four consecutive Fiscal Quarters ending on, or most recently ended prior to, such date minus (ii) the aggregate amount of all Capital Expenditures paid in cash during such period and not financed with the proceeds of loans incurred under the Bank Loan Agreement or other Debt for borrowed money minus (iii) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of income, franchise, real estate and other like Taxes for such period (to the extent such Taxes have not been deducted in the calculation of EBITDA) to (b) the sum for the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP), of (i) all Interest Expense for such period plus (ii) all regularly scheduled payments of principal in respect of Debt (including the term Bank Debt and the principal component of any payments in respect of Capitalized Lease Obligations) paid during such period.

     "FUNDED DEBT" means as to any Person all Debt for money borrowed.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "GOVERNMENTAL AUTHORITY" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of any member of the Consolidated Group, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

     "GUARANTY", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of
(a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be the maximum reasonably anticipated liability for which such Person is contingently liable in respect thereof as determined by the related Company in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation. A Person shall have "GUARANTEED" an obligation if such Person has entered into a Guaranty of such obligation.

     "HAZARDOUS MATERIALS", at any time, shall mean any substance: (a) the presence of which at such time requires notification, investigation, monitoring or remediation under any Environmental Law; (b) which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic substance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; or (c) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

     "HOLDER" means any Person at the time shown as the holder of a Note on the registers referred to in SECTION 12.14.

     "HOME OFFICE" means, with respect to any Holder, the office of such Holder specified as its Home Office on ANNEX 1, or such other office of such Holder as such Holder may from time to time specify to the Company.

     "INSTITUTIONAL INVESTOR" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer within the meaning of
Section 402(b)(8) of the Massachusetts Uniform Securities Act; and an "Accredited Investor" within the meaning of Rule 501(a)(1) of the Securities Act, in each case, regardless of legal form.

     "INTEREST EXPENSE" means, for any period, the sum, without duplication, for the Consolidated Group (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Debt accrued or paid during such period (whether or not actually paid during such period), but excluding capitalized debt acquisition costs (including fees and expenses related to this Agreement or the Bank Loan Agreement) and the imputed costs of the Warrants plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Products accrued during such period (whether or not actually paid or received during such period) including, without limitation, fees, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Interest Rate Protection Products in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses, incurred hereunder during such period after the Closing Date.

     "INTEREST PAYMENT DATE" has the meaning specified in subsection (ii) of
SECTION 1.3.

     "INTEREST RATE PROTECTION PRODUCT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "INTELLECTUAL PROPERTY" means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

     "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 180 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed "INVESTMENTS" for purposes hereof.

     "KNOWLEDGE" means, with respect to any Person, the actual knowledge of any Senior Officer of such Person.

     "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

     "MAKE WHOLE AMOUNT" means:

          (i) with respect to a prepayment of Notes upon a Change of Control pursuant to SECTION 4.4, an amount equal to 1% of the Called Principal of each such Note; or

          (ii)   with respect to any other prepayment:

               (a) If the Settlement Date is on or before April 30, 2004, with respect to the Called Principal of any Note, an amount equal to the excess, if any, of (x) the Discounted Value over (y) the sum of (i) such Called Principal plus (ii) interest accrued and unpaid thereon, as of and due on the Settlement Date with respect to such Called Principal but in no event less than zero; or

               (b) If the Settlement Date is after April 30, 2004 but on or before April 30, 2005, an amount equal to 8% of the Called Principal of each Note; or

               (c) If the Settlement Date is after April 30, 2005 but before prior April 30, 2006, an amount equal to 5.34% of the Called Principal of each Note; or

               (d) If the Settlement Date is after April 30, 2006 but prior to April 30, 2007, the amount equal to 2.66% of the Called Principal of any Note; or

               (e)  If the Settlement Date is on or after April 30, 2007, zero.

     "MATERIAL ADVERSE EFFECT" means:

               (a) any material adverse effect on the Company's business, assets, liabilities, financial condition or results of operations;

               (b) any material adverse effect on the Consolidated Group's business, assets, liabilities, financial condition or results of operations on, where appropriate, a consolidated basis in accordance with GAAP;

               (c) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document or the obligations thereunder of any member of the Consolidated Group a party thereto; or

               (d) any material adverse effect on the ability of any member of the Consolidated Group to perform its obligations under any Transaction Document.

     "MATURITY DATE" has the meaning specified in SECTION 4.3.

     "MULTIEMPLOYER PLAN" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

     "NET INCOME" means, for any period, gross revenues of the Consolidated Group less all operating and non-operating expenses (including current and deferred Taxes on income, Interest Expense, amortization, depreciation and current additions to reserves), but not including in gross revenues any gains (net of expenses and Taxes applicable thereto) in excess of losses resulting from Dispositions or Casualty Events, any earnings or losses attributable to any other Person, any gains arising from transactions of a non-recurring and material nature, any gains arising from the discontinuation of operations, any gains resulting from the write-up of assets, any earnings of any other Person acquired by the Consolidated Group through purchase, merger or combination or otherwise, earned prior to acquisition, all determined in accordance with GAAP.

     "NORTHEAST CASUALTY" means Northeast Casualty Risk Retention Group, Inc., a Vermont corporation.

     "NOTES" has the meaning specified in SECTION 1.1.

     "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed in the name of such Person by any two of its Senior Officers.

     "OTHER TAXES" has the meaning specified in SECTION 4.8 ABOVE.

     "OUTSTANDING PREFERRED STOCK" means the 112,000 outstanding shares of the Company's Series B Convertible Preferred Stock, on which dividends are payable at an annual rate of $4.00 per share on a quarterly basis.

     "PBGC" means the Pension Benefit Guaranty Corporation or any other Governmental Authority succeeding to any of its functions.

     "PERMITTED INVESTMENTS" means:

          (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard and Poor's Ratings Service or from Moody's Investors Service, Inc.;

          (iii) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

          (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above;

          (v) advances, loans and extensions of credit to any director, officer or employee of the Company or any Subsidiary Guarantor, if the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances in the ordinary course of business) does not at any time exceed $200,000; and

          (vi) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service; and

          (vii) other Investments not to exceed $500,000 at any one time outstanding; provided that no Investment under this clause (vii) shall consist of an Equity Interest in the Company.

     "PERMITTED LIENS" means any Liens described in SECTION 6.2.

     "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

     "PLAN" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate, or for which the Consolidated Group or any ERISA Affiliate may have any liability.

     "PRIORITY DEBT" means, without duplication, any Bank Debt, any Capitalized Lease Obligations and any Debt secured by a Lien permitted under SECTION 6.2.2 or SECTION 6.2.8.

     "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

     "PTE" has the meaning specified in subsection (ii) of SECTION 9.

     "PURCHASER" and "PURCHASERS" have the meaning specified in the preamble to this Agreement.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the DOL.

     "QUALIFIED INSTITUTIONAL BUYER" means a qualified institutional buyer, as defined in Rule 144A.

     "REFINANCING DEBT" means any Debt of the Company issued in exchange for, or the net proceeds of which are used to refinance, renew, replace, defease or refund the Bank Debt provided that (a) no violation of SECTION 6.14 shall have occurred in connection with or as a result of the incurrence of such Refinancing Debt and (b) after giving effect to the incurrence of such Refinancing Debt on a pro forma basis, the financial covenants set forth in SECTION 6.10 would be satisfied.

     "REFINANCING DEBT DOCUMENT" has the meaning specified in SECTION 6.14.

     "REGISTRATION RIGHTS AGREEMENT" has the meaning specified in SECTION 3.11.

     "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all scheduled cash payments of such Called Principal and interest that would be due after the Settlement Date with respect to such Called Principal, if no payment of Called Principal were made prior to its scheduled due date, provided, that if such Settlement Date is not a date on which interest payments are scheduled to be made, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

     "REQUIRED HOLDERS" means the Holder or Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding.

     "RESTRICTED JUNIOR PAYMENTS" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other Equity Interest in, any member of the Consolidated Group now or hereafter outstanding, except a dividend payable solely in shares of stock or other Equity Interests of such member, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other Equity Interest in, any member of the Consolidated Group now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other Equity Interest in, any member of the Consolidated Group now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Debt, and (v) any payment made to any Affiliates of any member of the Consolidated Group in respect of management, consulting or other similar services provided to any member of the Consolidated Group.

     "RULE 144A" means Rule 144A promulgated under the Securities Act and including any successor rule thereto, as such rule may be amended from time to time.

     "SEC" means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

     "SECURITIES" has the meaning specified in SECTION 1.1.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "SENIOR INDEBTEDNESS" has the meaning given therefor in the Subordination Agreement.

     "SENIOR OFFICER" means, with respect to the Company, the chairman of the board of directors, the president, chief executive officer, chief financial officer, treasurer, or principal accounting officer of the Company.

     "SETTLEMENT DATE" means, with respect to any Note, the date on which such
Note is to be prepaid pursuant to SECTION 4.1 or SECTION 4.4, or is declared to be immediately due and payable pursuant to SECTION 7.2.

     "SPECIAL COUNSEL" means the law firm of Sullivan & Worcester LLP or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto.

     "SOLVENT" and "SOLVENCY" means with respect to any Person (i) the fair value of the property of such Person exceeds its total liabilities (including, without limitation, contingent liabilities), (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay its probable liability on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) such Person is not engaged, and is not about to engage, in business or a transaction for which its property would constitute an unreasonably small capital.

     "SUBORDINATED DEBT" means any Debt of the Company or any Subsidiary incurred after the Closing Date that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Debt) is made subordinate and junior in right of payment to the Company's or such Subsidiary payment obligations under the Transaction Documents on terms and conditions acceptable to the Required Holders.

     "SUBORDINATED INDEBTEDNESS" mean (i) the Debt of the Company or any Subsidiary represented by the Notes and the Subsidiary Guaranties and (ii) any Debt of the Company or any Subsidiary incurred after the Closing Date with the consent of Congress Financial Corporation (New England) and otherwise permitted under this Agreement that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Company's or such Subsidiary payment obligations under the Bank Loan Documents on terms and conditions acceptable to Congress Financial Corporation (New England).

     "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of April 12, 2001 among the Company, the Subsidiary Guarantors, the Purchasers and Congress Financial Corporation (New England), as it may be amended from time to time in accordance with the terms thereof.

     "SUBSIDIARY" means as to any Person, any other Person in which the first mentioned Person directly or indirectly through one or more of its other Subsidiaries collectively owns sufficient voting interests to enable it to ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is directly or indirectly through one or more of its other Subsidiaries, owned by the first mentioned Person (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person. Unless the context otherwise clearly requires, any reference to a "SUBSIDIARY" is a reference to a Subsidiary of the Company.

     "SUBSIDIARY GUARANTY" and "SUBSIDIARY GUARANTIES" have the meanings specified in SECTION 3.10.

     "SUBSIDIARY GUARANTOR" means any Subsidiary which is a party to a Subsidiary Guarantee which is then in full force and effect.

     "TANGIBLE CAPITAL BASE" means, at any time an amount (determined on a consolidated basis without duplication in accordance with GAAP) equal to (a) the sum of (i) the book net worth of the Consolidated Group, plus (ii) the outstanding principal amount of Subordinated Indebtedness plus (iii) to the extent deducted in determining book net worth obligations with respect to letters of credit which are the functional equivalent of commercial surety or fidelity bonds and not issued in connection with the borrowing of money, or are entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment of such letter of credit, minus (b) the total book value of all assets of the Consolidated Group which would be treated as intangible assets under GAAP, including without limitation, such items as goodwill and Intellectual Property and rights (including rights under licenses) with respect to the foregoing.

     "TAX" and "TAXES" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

     "TOTAL LIABILITIES" means, as at any time of determination thereof, (a) the aggregate amount of all Debt, liabilities and other obligation of the Consolidated Group at such time minus (b) the aggregate principal amount of the Notes outstanding at such time, and minus (c) to the extent included in clause
(a), obligations with respect to letters of credit which are the functional equivalent of commercial surety or fidelity bonds and not issued in connection with the borrowing of money, or are entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment of such letter of credit.

     "TOTAL LIABILITIES TO TANGIBLE CAPITAL BASE RATIO" means, as at any time, the ratio of (a) Total Liabilities at such time, to (b) the Tangible Capital Base at such time.

     "TRADE PAYABLES" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

     "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Warrants, the Warrant Agreement, the Registration Rights Agreement, and any Subsidiary Guaranties.

     "TRANSFEREE" means any direct or indirect transferee of all or any part of the Notes.

     "VOTING STOCK" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WARRANT" has the meaning specified in SECTION 1.1.

     "WARRANT AGREEMENT" has the meaning specified in SECTION 3.11.

     "WARRANT SHARES" has the meaning specified in the Warrant Agreement.

     "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary, one hundred percent (100%) of all of the Equity Interests (except directors' qualifying shares) and Voting Stock (except directors' qualifying shares) of which are owned by any one or more of the Company and the Company's other Wholly-Owned Subsidiaries at such time.

     11.  [INTENTIONALLY OMITTED]

     12.  MISCELLANEOUS.

     12.1 EXPENSES. Whether or not the transactions provided for hereby shall be consummated, the Company agrees to pay on demand and upon receipt of an invoice therefor, and save each Purchaser and its Transferees harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or consent under, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent granted

("EXPENSES"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged by the Purchasers in connection with the transactions contemplated by this Agreement, (ii) the costs of obtaining the private placement numbers from Standard & Poor's Ratings Group for the Securities and Common Units and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in evaluating, monitoring or enforcing any rights under the Transaction Documents or in responding to any subpoena or other legal process issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Transferee having acquired any of its Securities (other than those issued solely as a result of (a) such Purchaser or Transferee being engaged in business in a regulated industry or (b) such Purchaser's or Transferee's actions or omissions in connection with a transfer of a Security), including without limitation costs and expenses incurred in connection with any bankruptcy or insolvency of any member of the Consolidated Group or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The obligations of the Company under this SECTION 12.1, SECTION 4.8 and SECTION 5.10.2 shall survive the transfer of any of its Securities or any interest therein by a Purchaser or any Transferee and the payment of any Note.

     12.2 CONSENT TO AMENDMENTS.

          (i) No Transaction Document may be amended, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Company and the Required Holders, except that:

               (a) no decrease in the interest rate of, or Make Whole Amount payable on, the Notes or change to the mandatory repayment of the Notes as provided in SECTION 4.3;

               (b)  no amendment or waiver of the provisions of SECTION 7.2 or
          SECTION 7.3, or amendment or waiver of any defined term to the extent used therein; and

               (c) no amendment or waiver of the definition of "REQUIRED HOLDERS" or other amendment of the percentage of Notes required to be held by Holders consenting to any action under this Agreement;

     may be made or granted without the written consent of all Holders affected thereby.

          (ii) Any Holder may specify that any such written consent executed by it shall be effective only with respect to a portion of the Securities held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Securities with respect to which such consent shall be effective) and in the event of any such specifications, such Holder shall be deemed to have executed such written consent only with respect to the portion of Securities so specified.

          (iii) Each Holder at the time or thereafter shall be bound by any amendment or waiver authorized by the Required Holders in accordance with this SECTION 12.2 whether or not its Securities are marked to reflect such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement,

     Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

          (iv) No course of dealing between any member of the Consolidated Group and any Holder nor any delay in exercising any rights under any Transaction Document shall operate as a waiver of any rights of any Holder.

          (v) Any amendment or waiver made pursuant to this SECTION 12.2 by a Holder that has transferred or has agreed to transfer its Securities to any member of the Consolidated Group or any Affiliate and has provided or has agreed to provide such amendment or waiver as a condition to such transfer shall be void and of no force and effect except solely as to such Holder, and any amendments effected or waivers granted that would not have been or would not be so effected or granted but for such amendment or waiver (and the amendments or waivers of all other Holders that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such Holder.

     12.3 PERSONS DEEMED OWNERS; PARTICIPATIONS. The Company may treat the Person at the time shown on the register referenced in SECTION 12.14 in whose name any Security, is issued as the owner and holder of such Security for the purpose of receiving payment on or in respect of such Security and for all other purposes whatsoever. Subject to the preceding sentence, a Holder may from time to time grant participations in all or any part of its Securities to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion, subject to its compliance with applicable law.

     12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Securities or portion thereof or interest therein and the payment of any Securities and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. All representations and warranties contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to any Transaction Document shall be deemed representations and warranties of the Company under this Agreement and not of the individuals executing such certificates or other instruments on behalf of the Company. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     12.5 SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such party (including, without limitation, any Transferee) whether so expressed or not; provided the Company may not delegate the performance of any of its obligations hereunder.

     12.6 CONFIDENTIAL INFORMATION. For the purposes of this Section, "CONFIDENTIAL INFORMATION" means information delivered to a Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether in the past, present or future, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure or (b) subsequently becomes publicly known through no act or omission by the Purchaser. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to (i) such Purchaser's and its Affiliates' directors, officers, employees, and to its agents and professional consultants, (ii) any other Purchaser, (iii) any Person to whom such Purchaser offers to sell any of its Securities or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Securities, provided said Persons agree to be bound by the terms hereof regarding Confidential Information, (iv) any federal or state regulatory authority having jurisdiction over such Purchaser and which requires such disclosure, (v) any Person from which a Purchaser offers to purchase any security of any member of the Consolidated Group, (vi) the National Association of Insurance Commissioners or any rating agency which generally requires access to information about a Purchaser's investment portfolio or any similar organization, (vii) Standard & Poor's Ratings Group (in connection with obtaining a private placement numbers) or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, provided, however, that each Holder agrees to use its reasonable best efforts to inform the Company of the service upon it of such subpoena or legal process, and to reasonably cooperate with the Company should the Company wish (at the Company' expense) to seek a protective order or similar relief relating to such disclosure; or (c) at any time after the occurrence of Event of Default to the extent that such Purchaser reasonably determines disclosure is necessary in the enforcement of or for the protection of its rights and remedies under the Transaction Documents. Each Holder, by its acceptance of its Securities, will be deemed to have agreed to be bound by and to be entitled to the benefits of this SECTION 12.6 as though it were a party to this Agreement.

     12.7 NOTICES.

          (i) All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by recognized overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent on the same day by a recognized overnight delivery service (with charges prepaid); and

               (a) if to a Purchaser or its nominee, addressed to such Person at the address or fax number specified for such communications to such Purchaser in ANNEX 1, or at such other address or fax number as such Person shall have specified to the Company in writing,

               (b) if to any other Holder, addressed to such other Holder at such address or fax number as is specified for such Holder in the Note register referenced in SECTION 12.14, and

               (c) if to the Company, or any other member of the Consolidated Group at the address or fax number specified in ANNEX 2 or at such other address or fax number as the Company shall have specified to each Holder in writing given in accordance with this SECTION 12.7.

          (ii) Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

          (iii) Notwithstanding the foregoing provisions of this SECTION 12.7, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in SECTION 12.12.

     12.8 DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     12.9 SOLICITATION OF HOLDERS. The Company will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent requested under any Transaction Document. The Company will deliver executed or true and correct copies of each such amendment, waiver or consent effected to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders. Neither the Company nor any Person acting on its behalf will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, expense (other than such Holder's Expenses) or otherwise, to any Holder for or in connection with any consent by such Holder in its capacity as a Holder to any waiver or amendment of any of the terms of the Transaction Documents unless such remuneration is concurrently paid, on the same terms, ratably to all Holders whether or not such Holder consented to the waiver or amendment.

     12.10 REPRODUCTION OF DOCUMENTS. Any Transaction Document and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on the purchase of the Securities (except the Notes) and (c) financial statements, certificates and other information previously or subsequently furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and to the extent not prohibited by applicable law, that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

     12.11 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT

WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS).

     12.12 CONSENT TO JURISDICTION AND SERVICE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS SECTION 12.12 IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     12.13 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     12.14 REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.

     12.14.1 REGISTRATION. The Notes are to be issued and are transferable in whole or in part as registered securities without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount less than $1,000,000, and may be exchanged for one or more Notes of any authorized denomination and like class and aggregate outstanding principal amount. The Company shall keep at its principal executive office registers in which the Company shall record the registrations of the Notes and the Warrants and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder who is a Purchaser or an Institutional Investor or who otherwise holds not less than 10% of the aggregate principal amount of the Notes then outstanding, promptly upon request, a complete and correct copy of the names and addresses of the then Holders.

    12.14.2 TRANSFER AND EXCHANGE. Upon surrender of a Note to the Company for registration of transfer or exchange endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices, the Company shall at its expense (except as provided below), execute and deliver one or more replacement Notes of like tenor and class and of a like aggregate amount, registered in the name of such Transferee or Transferees. Each new Note will bear interest from the date on which interest was last paid on the surrendered Note or the date of issue of the surrendered Note if no interest has yet been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer. If a transfer of a Note is not made pursuant to an effective registration statement under the Securities Act, the Company may require the transferor to deliver, prior to such transfer, an opinion of counsel, which may be counsel to such transferor, reasonably satisfactory to the Company, that such Note may be sold without registration under the Securities Act.

     12.14.3 REPLACEMENT. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Qualified Institutional Buyer, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, at its expense, of like tenor and class, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date on which interest was last paid on such lost, stolen, destroyed or mutilated Note or if no interest has yet been paid thereon, the date of issue of such lost, stolen, destroyed or mutilated Note.

     12.15 COMPLIANCE BY SUBSIDIARIES. The Company as the equity holder of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to such Subsidiaries, respectively, are complied with.

     12.16 SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     12.17 TERMINATION. This Agreement and the rights of the Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest, including interest on overdue interest and Make Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document (other than the Warrants, Warrant Agreement, or the Registration Rights Agreement) has been indefeasibly paid in full.

     12.18 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                        [Signatures Follow on Next Page]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by one of its duly authorized officers.

COMPANY:                      CLEAN HARBORS, INC.


                              By:  /s/ Stephen H. Moynihan
                                   --------------------------------
                                    Name:  Stephen H. Moynihan
                                    Title:  Senior Vice President



                Signature Page to Securities Purchase Agreement

PURCHASERS:                   JOHN HANCOCK LIFE INSURANCE
                               COMPANY


                              By:  /s/ Steven J. Blewitt
                                   --------------------------------
                                    Name: Steven J. Blewitt
                                    Title: Managing Director

                              JOHN HANCOCK VARIABLE LIFE
                                INSURANCE COMPANY

                              By:  /s/ Steven J. Blewitt
                                   --------------------------------
                                    Name: Steven J. Blewitt
                                    Title: Authorized Signatory

                              SIGNATURE 4 LIMITED
                              By:  John Hancock Life Insurance Company,
                                  as Portfolio Advisor

                              By:  /s/ Steven J. Blewitt
                                   --------------------------------
                                    Name: Steven J. Blewitt
                                    Title: Managing Director

                              SIGNATURE 5 L.P.
                              By:  John Hancock Life Insurance Company,
                                  as Portfolio Advisor

                              By:  /s/ Steven J. Blewitt
                                   --------------------------------
                                    Name: Steven J. Blewitt
                                    Title: Managing Director

                Signature Page to Securities Purchase Agreement

                              SPECIAL VALUE BOND FUND, LLC

                              By:  SVIM/MSM, LLC
                                  as Manager

                              By:  TENNENBAUM & CO., LLC
                                  as Managing Member of the Manager

                              By:   /s/ Michael E. Tennenbaum
                                    --------------------------------
                                    Name:  Michael E. Tennenbaum
                                    Title:  Member


                Signature Page to Securities Purchase Agreement

                              ARROW INVESTMENT PARTNERS
                              By:  Grandview Capital Management, LLC,
                                  Investment Manager

                              By:   /s/ Robert E. Sydow
                                    -------------------------------
                                    Name:  Robert E. Sydow
                                    Title:  President

                              BILL AND MELINDA GATES FOUNDATION
                              By:  Grandview Capital Management, LLC,
                                  Investment Manager

                              By:   /s/ Robert E. Sydow
                                    -------------------------------
                                    Name:  Robert E. Sydow
                                    Title:  President


                Signature Page to Securities Purchase Agreement

                   EXHIBITS, ANNEXES AND DISCLOSURE SCHEDULES

EXHIBITS
--------

  EXHIBIT A       Form of Note

  EXHIBIT B       Coverage of Opinion of Counsel to the Company

  EXHIBIT C       Form of Subsidiary Guaranty

  EXHIBIT D       Form of Registration Rights Agreement

  EXHIBIT E       Form of Warrant Agreement

  EXHIBIT F       Form of Bank Loan Agreement

ANNEXES
-------

  ANNEX 1         Purchasers Schedule

  ANNEX 2         Wiring Instructions, Company Address for Notices

DISCLOSURE SCHEDULES
--------------------

  Schedule 6.1  Existing Debt and Liens
  Schedule 8.1  Company and Subsidiary Information
  Schedule 8.2  Outstanding Rights
  Schedule 8.4  Litigation
  Schedule 8.7  Tax Matters
  Schedule 8.8  Restrictive Agreements
  Schedule 8.12  Consents
  Schedule 8.13  Environmental Matters
  Schedule 8.20  Brokers

                               Table of Contents
                               -----------------

                                                                        Page
                                                                        ----

1.   AUTHORIZATION; RANKING...........................................     1

     1.1   AUTHORIZATION OF ISSUE OF THE NOTES AND WARRANTS...........     1
     1.2   RANKING....................................................     1
     1.3   INTEREST ON THE NOTES......................................     1

2.   PURCHASE AND SALE OF THE SECURITIES; CLOSING.....................     2

     2.1   PURCHASE AND SALE OF THE SECURITIES........................     2
     2.2   CLOSING....................................................     3
     2.3   CERTAIN AGREEMENTS OF THE COMPANY AND THE HOLDERS..........     3

3.   CONDITIONS OF CLOSING............................................     3

     3.1   ARTICLES OF ORGANIZATION AND PROCEEDINGS...................     3
     3.2   OPINION OF COMPANY COUNSEL.................................     4
     3.3   OPINION OF PURCHASERS' SPECIAL COUNSEL.....................     5
     3.4   REPRESENTATIONS AND WARRANTIES AND COMPLIANCE..............     5
     3.5   PURCHASE PERMITTED BY APPLICABLE LAWS......................     5
     3.6   PRIVATE PLACEMENT NUMBERS..................................     5
     3.7   SALE OF ALL SECURITIES.....................................     5
     3.8   CONSENT OF OTHER PERSONS...................................     5
     3.9   PAYMENT OF SPECIAL COUNSEL FEES............................     5
     3.10  GUARANTIES.................................................     5
     3.11  OTHER TRANSACTION DOCUMENTS................................     6
     3.12  BANK LOAN DOCUMENTS........................................     6
     3.13  EXISTING SENIOR NOTES......................................     6
     3.14  2000 FINANCIAL STATEMENTS..................................     6
     3.15  CLOSING FEE................................................     6

4.   PREPAYMENT AND REPAYMENT.........................................     6

     4.1   OPTIONAL PREPAYMENT OF NOTES AT ANY TIME...................     6
     4.2   NOTICE OF OPTIONAL PREPAYMENT..............................     6
     4.3   SCHEDULED REPAYMENT OF NOTES...............................     7
     4.4   PREPAYMENT OF NOTES UPON A CHANGE OF CONTROL...............     7
     4.5   PAYMENTS PRO RATA; APPLICATION OF PAYMENTS.................     7
     4.6   RETIREMENT OF NOTES........................................     8
     4.7   MANNER OF PAYMENT..........................................     8
     4.8   TAXES......................................................     9
     4.9   MAKE WHOLE AMOUNT..........................................    10

5.   AFFIRMATIVE COVENANTS............................................    11

     5.1   FINANCIAL AND OTHER REPORTING BY THE COMPANY...............    11
     5.2   INFORMATION REQUIRED BY RULE 144A..........................    13
     5.3   INSPECTION OF PROPERTY.....................................    14

     5.4   EXISTENCE, ETC.............................................    14
     5.5   PAYMENT OF TAXES AND CLAIMS................................    14
     5.6   COMPLIANCE WITH LAWS, ETC..................................    14
     5.7   MAINTENANCE OF PROPERTIES AND LEASES.......................    14
     5.8   INSURANCE..................................................    15
     5.9   USE OF PROCEEDS............................................    15
     5.10  ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION...............    15
     5.11  MAINTENANCE OF BOOKS AND RECORDS...........................    16
     5.12  SUBSIDIARY GUARANTIES......................................    16
     5.13  BOARD VISITATION RIGHTS....................................    16

6.   NEGATIVE COVENANTS...............................................    17

     6.1   INDEBTEDNESS...............................................    17
     6.2   LIENS......................................................    17
     6.3   CONTINGENT LIABILITIES.....................................    18
     6.4   FUNDAMENTAL CHANGES; ASSET SALES...........................    19
     6.5   INVESTMENTS; INTEREST RATE PROTECTION PRODUCTS.............    20
     6.6   RESTRICTED JUNIOR PAYMENTS.................................    20
     6.7   TRANSACTIONS WITH AFFILIATES...............................    20
     6.8   RESTRICTIVE AGREEMENTS.....................................    21
     6.9   SALE-LEASEBACK TRANSACTIONS; BILL-AND-HOLD SALES, ETC......    21
     6.10  CERTAIN FINANCIAL COVENANTS................................    21
     6.11  LINES OF BUSINESS..........................................    22
     6.12  OTHER INDEBTEDNESS.........................................    22
     6.13  MODIFICATIONS OF CERTAIN DOCUMENTS.........................    22
     6.14  AMENDMENTS TO SENIOR INDEBTEDNESS DOCUMENTS................    23
     6.15  COMPLIANCE WITH ERISA......................................    23

7.   EVENTS OF DEFAULT................................................    24

     7.1   EVENTS OF DEFAULT..........................................    24
     7.2   ACCELERATION ON EVENT OF DEFAULT...........................    26
     7.3   RESCISSION OF ACCELERATION.................................    26
     7.4   NOTICE OF ACCELERATION OR RESCISSION.......................    27
     7.5   OTHER REMEDIES, NO WAIVERS OR ELECTION OF REMEDIES.........    27

8.   REPRESENTATIONS AND WARRANTIES................................... 27

     8.1   ORGANIZATION, ETC.......................................... 27
     8.2   STOCK OWNERSHIP............................................ 28
     8.3   FINANCIAL STATEMENTS....................................... 28
     8.4   ACTIONS PENDING............................................ 29
     8.5   TITLE TO PROPERTIES........................................ 29
     8.6   AFFILIATES AND INVESTMENTS IN OTHERS....................... 29
     8.7   TAX RETURNS AND PAYMENTS................................... 29
     8.8   CONFLICTING AGREEMENTS AND OTHER MATTERS................... 30
     8.9   OFFERING OF SECURITIES..................................... 30
     8.10  REGULATION U, ETC.......................................... 30
     8.11  ERISA...................................................... 31

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     8.12  GOVERNMENTAL AND OTHER CONSENTS............................ 31
     8.13  ENVIRONMENTAL MATTERS...................................... 32
     8.14  LABOR RELATIONS............................................ 32
     8.15  FINANCIAL CONDITION........................................ 33
     8.16  DISCLOSURE................................................. 33
     8.17  STATUS UNDER CERTAIN FEDERAL STATUTES...................... 33
     8.18  BANK LOAN AGREEMENT; EXISTING DEBT......................... 33
     8.19  COMPLIANCE WITH LAWS, ETC.................................. 33
     8.20  BROKERS.................................................... 34

9.   REPRESENTATIONS OF THE PURCHASERS................................ 34

10.  DEFINITIONS...................................................... 35

11.  [INTENTIONALLY OMITTED].......................................... 48

12.  MISCELLANEOUS.................................................... 48
     12.1  EXPENSES................................................... 48
     12.2  CONSENT TO AMENDMENTS...................................... 49
     12.3  PERSONS DEEMED OWNERS; PARTICIPATIONS...................... 50
     12.4  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            ENTIRE AGREEMENT.......................................... 50
     12.5  SUCCESSORS AND ASSIGNS..................................... 50
     12.6  CONFIDENTIAL INFORMATION................................... 50
     12.7  NOTICES.................................................... 51
     12.8  DESCRIPTIVE HEADINGS....................................... 52
     12.9  SOLICITATION OF HOLDERS.................................... 52
     12.10 REPRODUCTION OF DOCUMENTS.................................. 52
     12.11 GOVERNING LAW.............................................. 52
     12.12 CONSENT TO JURISDICTION AND SERVICE........................ 52
     12.13 COUNTERPARTS............................................... 53
     12.14 REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.. 53
     12.15 COMPLIANCE BY SUBSIDIARIES................................. 54
     12.16 SEVERABILITY............................................... 54
     12.17 TERMINATION................................................ 54
     12.18 CONSTRUCTION............................................... 54

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